Prospectus Supplement (Sales Report) No. 3 dated August 18, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 391509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
391509	$20,000	$20,000	16.35%	1.00%	August 17, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 391509. Member loan 391509 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Abelman Frayne and Schwab	Debt-to-income ratio:	20.93%
Length of employment:	10 months	Location:	wantagh, NY

Home town:	WANTAGH
Current & past employers:	Abelman Frayne and Schwab
Education:	ST. JOHNS UNIVERSITY, ST. JOHNS SCHOOL OF LAW, Benjamin N. Cardozo School of Law

This borrower member posted the following loan description, which has not been verified:

My credit card debt is approximately $18,000. The majority of my debt is due to school (buying books, etc). I also owe a lot of money in student loans (undergraduate, law school and graduate school). Due to high interest rates no matter how much I pay a month my debt does not decrease. If I was given a loan I would be able to pay all my credit cards off in full and be debt free. By paying off my debt I will be able to afford paying my student loans, paying back this loan and still have enough money to be able to rent an apartment closer to work and still have money left over to save. This loan will help get my finances back on track and relieve my financial stress.

A credit bureau reported the following information about this borrower member on May 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	82
Revolving Credit Balance:	$22,739.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Kristenr04, Please elaborate on your employment? Thank you.	I am an Intellectual Property Attorney. I was admitted to the NYS Bar in 2004. I worked as an In house Attorney for approximately 4 years before I started working at my current job (law firm). I started employment July 7, 2008 and have been with the firm since then. Although I had obtained my JD (Law Degree) I went back to school part time to obtain my L.LM Degree (which means I have a Master's of Law in Intellectual Property Law). I hope that I have answered your question. Please let me know if you have further questions or if you'd like for me to be more specific in answering your current question.
Kristenr04, Thank you for the information; your employment qualification is excellent. I will help fund your loan. Since you have been employed in the same profession for five years, I think you might try using that number as years of employment instead of 10 months. Lending Club verifying your income will also help.	Thank you.
Because you are a lawyer I will fund your loan. However can you confirm your income by sending LendingClub your w-2s or your income tax return? This will make your loan more attractive to other lenders.	Thank you. I can send my W2 forms for verification,
Can you please reply when your income has been verified? I would like to fund once your income is verified. Thank you.	My income has now been verified. Thank you for your interest in funding.
What are the balances and interest rates of the debt you will be paying off with the loan? Thank you.	I will be paying off the credit cards in full if I receive the full funding of this loan. The balances are as follows: 6100.00 at 22% 3900.00 at 28% 2800.00 at 15% 2500.00 at 18.5% 2300.00 at 17.8% 1400.00 at 15%
How much do you have in students loans and how much do you pay everymonth towards it?	I pay $1200 a month towards my student loans. Therefore, if I was to receive full funding from this loan my monthly expenses will be $705.00 a month to pay back this loan and $1200 a month to pay back my student loans. This will leave me a little over $3000 a month which I can use to save and to rent an Apartment.

Member Payment Dependent Notes Series 393361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393361	$9,000	$9,000	7.74%	1.00%	August 17, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393361. Member loan 393361 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,834 / month
Current employer:	Teva Neuroscience	Debt-to-income ratio:	1.68%
Length of employment:	7 months	Location:	Brookline, MA

Home town:	Niagara Falls
Current & past employers:	Teva Neuroscience, Ortho McNeil Pharmaceuticals
Education:	Albany Medical College

This borrower member posted the following loan description, which has not been verified:

Our second home exterior paint is in desperate need of attention. We would like to take a loan to put on maintenance free exterior siding and put new windows on the house.

A credit bureau reported the following information about this borrower member on April 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,638.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. When are you planning on starting your home improvement project? And, have you already selected a contractor to do the work? Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Teva Neuroscience? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am planning to start the project immediately. A friend of mine is moving into the house we are fixing up. Someday (probably years from now) we will hope to sell the home and the improvements will make that easier. I have a contractor who I have worked with on several projects and can do the work at a high quality for an excellent price. I do have a credit card with about $7,000 on it. I currently own a two family with my ex but my name is on the deed but not on the mortgage. I pay $2920 per month toward the mortgages on the two family. My partner pays the mortgage on the second property and I am not financially responsible for that payment. I have no trouble meeting my monthly financial responsibilities as you can see from my credit score. I am a scientific manager for Teva Neuroscience. It is a field position (I work out of the house) and I am in the department of Medical Affairs. I provide scientific information to experts in the medical fields corresponding to the company's interest. I was home for a few years until my son went to kindergarten. Before that I had a similar position with Ortho-McNeil and Boehringer Ingelheim (through Science Oriented Solutions). I have a PhD in Pharmacology with an emphasis in Neuroscience and have had very good luck getting and maintaining my positions. Teva is a great fit for me and I anticipate (particularly after my last review) that I will continue to work with this company going forward. I do have a small savings account. I also have a retirement account from when I worked previously and Teva matches the money I put into my current retirement savings. I budget for childcare expenses and have an account that takes care of that pretax. I am reasonably well organized when it comes to managing my money. Of course, I would be happy to verify my income. I believe Teva has a mechanism to do this automatically. I will check into it. Please let me know if you need additional information. Thanks, Amy

Member Payment Dependent Notes Series 403974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
403974	$1,000	$1,000	14.61%	1.00%	August 17, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 403974. Member loan 403974 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,549 / month
Current employer:	WA State Office of Attorney General	Debt-to-income ratio:	17.75%
Length of employment:	22 years 4 months	Location:	Lacey, WA

Home town:	Olympia
Current & past employers:	WA State Office of Attorney General
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to get a pellet stove to reduce heating costs in my home this winter. I am a great candidate for this loan because I have good credit, I have been at the same job for over 23 years, and I always pay my bills on time.

A credit bureau reported the following information about this borrower member on May 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	69
Revolving Credit Balance:	$12,161.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have pledged funds toward your loan. I was a contributor ro Rob's campaign for AG. Keep warm this winter!	Thank you so much!

Member Payment Dependent Notes Series 404992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
404992	$7,200	$7,200	16.35%	1.00%	August 14, 2009	August 13, 2012	August 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 404992. Member loan 404992 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	national grid	Debt-to-income ratio:	8.97%
Length of employment:	16 years 1 month	Location:	selden, NY

Home town:	Glen head
Current & past employers:	national grid
Education:	Suny Farmingdale

This borrower member posted the following loan description, which has not been verified:

We would like to be able to put a second floor on our home. We need some extra funds to do so.

A credit bureau reported the following information about this borrower member on May 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	34
Revolving Credit Balance:	$10,085.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have interest in helping to fund your loan. Please answer the following questions: --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees? --Do you have any dependents? --You have (3) inquiries in the last 6 months. Please advise on what type of credit you have been applying for and how many of these applications turned into loans. --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. Thanks!	Right now my mortgage pymnt is 2836 @ 7.5% we are going to refi (no cash out) to 5.2 % which is bringing the pymnt down drastically. the 2836 includes insurance & taxes we have 1 son. we are looking to refi & as you know the funds to put on a second floor :) our 401k is 38000 & we have about 20000 saved towards the 2nd floor
Since the refinanced loan would be at a much lower rate than you could get here, why not simply take equity out when you refinance?	I would love to BUT the way the market is right now the houses on long Island have dropped quiet a bit & in reality there is now equity right now we owe what its worth :)

Member Payment Dependent Notes Series 409392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
409392	$1,000	$1,000	17.39%	1.00%	August 17, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 409392. Member loan 409392 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Anthony Jack's Wood Fire Grill	Debt-to-income ratio:	3.02%
Length of employment:	3 years 2 months	Location:	Southington, CT

Home town:	Southington
Current & past employers:	Anthony Jack's Wood Fire Grill, Central Connecticut State University
Education:	Central Connecticut State University

This borrower member posted the following loan description, which has not been verified:

I'm a student at a state school in New England, I recently received my undergraduate degree (B.S. in Biomolecular Science) and am working towards my graduate degree this summer, but something odd happened. Since I graduated and my Master's acceptance isn't technically until fall my school has ruled me a non-matriculated student. The only drawback to this (I'm still enrolled full time) is that the school doesn't have to give me financial assistance. Thusly I'm up the creek without a paddle, I'm taking these classes I'm required to buy books for, but can't pay them. So I'm at the mercy of a loan to pay for these essential books so I can receive my Master's within a year and go be a productive piece of society. I have a small credit card that I always pay off and have a great GPA. I'm the typical lower middle class college student struggling to receive the best education I can possibly get. I work full time and make decent money, I just don't have the large amount I need now to pay for the courses since it needs to be in a big chunk. I'm an honest hard working person trying to start my life. The only reason I'm in this position is because a State institution saw fit to nickel and dime me for more money and not helping my financial predicament.

A credit bureau reported the following information about this borrower member on May 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,559.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 416647

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
416647	$10,000	$10,000	18.43%	1.00%	August 14, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 416647. Member loan 416647 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	FIDELITY INVESTMENTS	Debt-to-income ratio:	21.85%
Length of employment:	8 years 1 month	Location:	Lantana, TX

Home town:
Current & past employers:	FIDELITY INVESTMENTS
Education:

This borrower member posted the following loan description, which has not been verified:

Take advantage of real estate mkt and purchase more rental property's.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68,276.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 423819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
423819	$20,000	$20,000	12.53%	1.00%	August 12, 2009	August 13, 2012	August 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 423819. Member loan 423819 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Yesterday's Island	Debt-to-income ratio:	17.76%
Length of employment:	5 years	Location:	Nantucket, MA

Home town:	Waltham
Current & past employers:	Yesterday's Island, Lockheed Martin Corp.
Education:	University of Vermont (UVM)

This borrower member posted the following loan description, which has not been verified:

I am requesting this money so I can consolidate my debts, move to Boston, and hopefully go to grad school at Suffolk University. I always pay my bills on time and am very responsible.

A credit bureau reported the following information about this borrower member on July 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,658.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You state that you plan to move to Boston. Your request is already 20% of your current salary. How do you plan on paying this back with teh move and grad school?	I plan on paying it back, then moving and going to grad school. I need to consolidate my debt and get rid of it before that happens.
Please tell us what you do for a living now that you're not happy with?	I currently work as a graphic designer and production manager for a publishing company. I am happy with my job, but am only familiar with the print aspect of graphic design. I would like to learn how to do web-based graphic design as well, so that I am more versatile and able to move up. Right now my position offers little opportunity for growth and expansion without this education. I plan to consolidate my debts and pay them off, and once that is accomplished apply to grad school.
It's best not to wait too long on a dream if you're passionate about it. Don't let entrance to grad school be an excuse. Find another way, if you know how to learn by reading and writing - start there. How about taking a look at some of the grad school programs and see which one will blend well with your company's need. The pick one book/software the school's using to get started? If your passion is true, you will buy another. If not then you know to be happy with what you have.	Thank you for your suggestions, I appreciate it. I have already started to teach myself Dreamweaver and hope to take a couple of the free web design classes offered through the public school system this fall.
How did you acquire such a large revolving debt? What steps have you taken to insure this will never have a chance of happening again?	Most of it was acquired during my college education, when I wasn't working. After I received my B.A., I took classes at George Washington University for my Professional Certificate in Event Management and paid for them with my card. I have cut up my cards, but the high interest on them makes me feel like I am getting nowhere with my payments. The stress and anxiety associated with this debt has taught me a huge lesson and I will never let it happen again. We live and learn. The opportunity this loan would give me to pay off my debt in 3 years or less is like seeing a light at the end of the tunnel.
Another suggestion: check out lynda.com for their online classes in dreamweaver and other programs. It's really inexpensive, video classes are extremely well taught and you will gain a lot of skills while you're working on getting to grad school. I've done the lynda.com classes for Indesign, Photoshop, Illustrator and several other programs and have enhanced my own skills in the graphics/layout area appreciably. Good luck!	Thank you so much! I'll check it out.

Member Payment Dependent Notes Series 425533

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425533	$9,000	$9,000	12.53%	1.00%	August 13, 2009	August 15, 2012	August 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425533. Member loan 425533 was requested on August 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,067 / month
Current employer:	GRIC	Debt-to-income ratio:	21.40%
Length of employment:	4 years 9 months	Location:	chandler, AZ

Home town:	Des Moines
Current & past employers:	GRIC
Education:	Drake University, Arizona State University

This borrower member posted the following loan description, which has not been verified:

Hi. I am a first time home buyer. I am also a single mom raising two teenage girls, the oldest who has a physical disability. I have a good job, good income, and have been with the same company over 4 years. I pay all my bills on time, and am very responsible. I would like to buy before the first time new home owner tax credit expires at the end of the year so I can get the tax credit (which can be used to pay off this loan).

A credit bureau reported the following information about this borrower member on August 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,407.00	Public Records On File:	0
Revolving Line Utilization:	45.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and ask them to verify your income as this will encourage lenders to have confidence in your loan.	I have provided Lending Club with my last 2 paystubs and telephone number for my employer so Lending Club can verify employment. Thank you.

Member Payment Dependent Notes Series 425556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
425556	$15,000	$15,000	11.48%	1.00%	August 12, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 425556. Member loan 425556 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Goldman Sachs Group	Debt-to-income ratio:	0.66%
Length of employment:	11 months	Location:	Staten Island, NY

Home town:	New Brunswick
Current & past employers:	Goldman Sachs Group
Education:

This borrower member posted the following loan description, which has not been verified:

I am in process of shopping for an engagement ring... (need I say more?) Unfortunately (fortunately) the markets have been on quite a nice ride and I am trying ambitiously not to liquidate my portfolio and lose the potential for some stellar returns (> the financing rate on this loan I'm sure...) Although I work in financial services my job is very safe. My firm has done well and is actually expanding. It is that rough period a few months before bonus time but the love of my life cannot wait any longer and I need to make this purchase sooner than later. Please let me know if you have any questions about my credit/mortgage/etc. I have great credit and am very proud of my fiscal discipline. Thank you!

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$513.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your forthcoming engagement! I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at the Goldman Sachs Group? Excluding your aforementioned investment portfolio, do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi StocksMan, Thanks for the well-wishes. To answer your questions: I do not have any other form of debts other than a mortgage and credit cards. I own my car, and pay off my credit cards monthly, I was fortunate enough to not have any student loans. The average monthly balance I charge on my card is about $1-1.5k. The LTV of the house I purchased was ~67% and I have tenant who pays more than half of the overall mortgage payment and I co-own the property with my (future) wife who also works on wall st. My estimate of monthly expenses is probably about $2k (including my allocation of the mortgage payment). I do have a savings account with about as much in it as the loan I'm requesting. My investment account also has an allocation of cash and is very liquid (all ETFs and listed stocks). I work in their asset management division helping run the day to day. I thought I checked the box to verify my income but obviously am very happy to accomodate. Will have to look into getting this cleared. Let me know if you have any other questions! Thanks again for your consideration
I have a few questions: - What department do you work in and what is your title? - Is your fiance employed and if so, what does she do? - Do you see yourself paying off the loan over its full lifetime, or sooner (e.g., after receiving a bonus or as you are able). - Finally, congratulations!	Hi nyctrinity, I work in their asset management division as an analyst. Yes she is employed and works on Wall St. also. My plan is pay off the loan as I am able to. Thanks for your consideration.
Why do you have 3 recent credit inquiries?	I just purchased a house (LTV was ~67%) so the queries were related to shopping around for a rate which we locked in @ 4.7% ultimately.
Hi There, Congrats on the engagement. I had a few questions. You mentioned that you were thinking of paying this loan off sooner than later? Do you have an estimate of how soon is soon? Also, how much of a bonus do you think you will get?	Hi Zohebh786, During Year 2. Depends on the fiscal situation, etc. I am not sure about the bonus, it is not a gaurantee obviously. I think most people would love to know their year-end bonus ahead of time :) Thank you for your consideration
How long have you been making payments on your mortgage?	My mortgage is less than 6 months old and the property is a multi-family house. I mentioned in a prior response we already have a tenant who is essentially 'subsidizing' more than half the payment. The rate is 4.7% fixed and I also share the obligation with my (soon to be) fiancee so the payments are quite low. Let me know if you have any other questions.
I love your firm and I am going to contribute to your loan. Do you mind putting in a referral for me? :) Just kidding. Good luck. They say a man is supposed to spend 3x his paycheck on the wedding ring	Thank you. I wonder who is responsible for creating that rule ;)
No questions, just wanted to say Congrats!	Thank you, I appreciate everone's well-wishes.

Member Payment Dependent Notes Series 426909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
426909	$11,000	$11,000	14.61%	1.00%	August 17, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 426909. Member loan 426909 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	Merrill Corporation	Debt-to-income ratio:	12.70%
Length of employment:	5 years 7 months	Location:	WASHINGTON, DC

Home town:	Bronx
Current & past employers:	Merrill Corporation, Cutting Edge Communication
Education:	Georgia State University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my credit card debt into one personal loan to pay off in 36 to 48 months.

A credit bureau reported the following information about this borrower member on July 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1979	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	41
Revolving Credit Balance:	$21,479.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Mal, Please elaborate on your employment and how you incurred $21,000 in debt? I also recommend for the marketability of your loan, if not already done, you arrange to have Lending Club verify your income. Thank you.	I acquired most of my debt when I was transistioning between jobs and then would transfer between credit cards to keep lower interest rates. I work at Merrill Corporation and am a Project Manager. This with litigation support and ESI procesing.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan? Can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund?	I do not have any other outstanding debts. My monthly expenses $1900. I have mutual funds and 401K.

Member Payment Dependent Notes Series 427621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
427621	$4,500	$4,500	8.94%	1.00%	August 17, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 427621. Member loan 427621 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	ConnectGO Internet Inc	Debt-to-income ratio:	9.60%
Length of employment:	4 years 6 months	Location:	Aurora, IL

Home town:	Elgin
Current & past employers:	ConnectGO Internet Inc, Domain Communications, Allstate Corp.
Education:	Elgin Community College

This borrower member posted the following loan description, which has not been verified:

Purchase price of car is $4500, car is in excellent condition and only has 41,000 Miles. It is a private party purchase, and it is impossible to get a private party car loan for a car older than 5 Years. I'm going to sell my car which is a 1996 Camry with 137,000 Miles, it is worth $3000 according to KBB. I have plenty of income, I am extremely frugal, and a successful Realtor with a focus on bank owned properties. I need a nicer looking car when showing properties and this car fits the bill nicely.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$50,284.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you explain the 50K revolving balance?	Hello the 50K revolving balance is for business inventory, I sell on eBay, Amazon, and my own website, inventory's wholesale value is above $50K, retail value over $150,000, this used to be 3 months worth of inventory, but with slower economy I prefer to sell it slower to get closer to retail, rather than liquidating at wholesale. I have never missed a payment on anything, and as you can see my credit utilization is low. I have over $100,000 in available credit.

Member Payment Dependent Notes Series 429586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429586	$9,300	$9,300	11.83%	1.00%	August 13, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429586. Member loan 429586 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Marlin Leasing	Debt-to-income ratio:	4.12%
Length of employment:	9 years 8 months	Location:	SICKLERVILLE, NJ

Home town:	Bethlehem
Current & past employers:	Marlin Leasing
Education:	Camden County College

This borrower member posted the following loan description, which has not been verified:

We are starting a new family and just want to consolidate the last of our dept.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	35
Revolving Credit Balance:	$1,067.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could an you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $1,067.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Marlin Leasing? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I have a car loan and a mortgage. I am a sales manger at Marlin and we do leasing for small ticket equipment. My wife and I do have a savings account, 401k's, and emergency savings.
What type of debt(s) are you going to consolidate with this loan? How much do you have saved in your savings account and 401k's? How much is your car loan and mortgage payment? Thanks!	It will consolidate my credit card and wife's credit card.
Please continue answering the previous lender's questions, specifically: What will be consolidated with the $9300 loan? Since your credit report only shows $1067 in debt, lenders would like to know the discrepancy. What are your monthly expenses? Have you begun the process of verifying your income with Lending Club?	Answered.

Member Payment Dependent Notes Series 429637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429637	$5,000	$5,000	14.26%	1.00%	August 13, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429637. Member loan 429637 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	123 appartment corp.	Debt-to-income ratio:	18.57%
Length of employment:	7 months	Location:	NEW YORK, NY

Home town:	New York
Current & past employers:	123 appartment corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Interest Rate APREstimated Monthly PaymentTerm Loan Amount 14.110%16.550%$171.153 Years$5,000

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	31
Revolving Credit Balance:	$10,883.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 429733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429733	$15,850	$15,850	11.14%	1.00%	August 12, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429733. Member loan 429733 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$6,534 / month
Current employer:	El Monte City School District	Debt-to-income ratio:	9.50%
Length of employment:	17 years	Location:	Colton, CA

Home town:
Current & past employers:	El Monte City School District
Education:

This borrower member posted the following loan description, which has not been verified:

Would like to consolidate some debt into one payment.

A credit bureau reported the following information about this borrower member on July 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,405.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 430262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430262	$7,200	$7,200	13.22%	1.00%	August 17, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430262. Member loan 430262 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Duro Tire & Wheel	Debt-to-income ratio:	22.77%
Length of employment:	1 year 1 month	Location:	Atlanta, GA

Home town:	Ottawa Lake
Current & past employers:	Duro Tire & Wheel
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

I graduated from college 19 months ago. During college I opened several credit cards and used them to pay for everyday expenses. Now that I have been out of college for over a year I have been making good progress on my credit cards but because of the quantity of payments I am not making progress as fast as I'd like. I am seeking a consolidation loan in order to roll all of those payments into one. I have a good history of paying on time and other than building up credit card debt in college I have no other problems on my credit. I have a car loan that is 12 months along and I have not made any late payments. I also have a very low interest small student loan that I am ahead on and I always paid off the interest every month in college. I currently contribute about 25%-30% of my total income to savings and if I get this loan I will be able to increase that. My degree from college is a BBA in Personal Finance and I consider myself a responsible individual. In college I worked for the bank National City. I currently work as an account executive for a tire manufacturer and I sell to distributors. This year we have increased our business and signed on several new clients. I am expecting to be receiving a raise soon. Please consider my request. Thank you, Matthew Franklin

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,325.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a couple of questions. Can you give a rough estimate of your total monthly expenses? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My total obligated monthly expenses are roughly $1200 a month, without credit card payments it is about $900 but on average I actually pay around $1600. I have no problem with verifying my income. I actually got a raise on Tuesday so its more than specified. My new income is $45k. I tried to modify it on the website but was having trouble. Ill fix it later tonight.
Your listing shows that you have $9,325.00 on your credit cards, but you are only asking for a $7200 loan from lending club. Will you explain why you didn't ask for a larger amount that would cover all of your outstanding credit cards?	I am not consolidating all of my debt because of the interest rates that are on those cards. It would cost me more money in the long run if I added in my low interest debt. The only cards that are being consolidated are ones with interest rates higher than what I was approved for.
I am also interested in funding your loan. Could you tell me how much is your student loan balance? What's your monthly payment for your student loan?	My student loan started out at $7000 and it is currently at $6300. The minimum payment is $25 a month and I currently pay $60. While I was in college I paid off the interest plus a few extra dollars every month. If I get this loan I will be able to apply a larger payment to this student loan. The loan is currently paid in advance and there are no minimum payment for two months but I am continuing to make my monthly payments.

Member Payment Dependent Notes Series 430268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430268	$12,000	$12,000	9.63%	1.00%	August 12, 2009	August 9, 2012	August 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430268. Member loan 430268 was requested on July 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Chaffey Joint Union High School District	Debt-to-income ratio:	8.86%
Length of employment:	4 years	Location:	Rancho Cucamonga, CA

Home town:	San Francisco
Current & past employers:	Chaffey Joint Union High School District
Education:	California State Fullerton, Gonzaga University

This borrower member posted the following loan description, which has not been verified:

I am employed as a teacher and am trying to consolidate debt to one consistent monthly payment for a finite payment schedule.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,745.00	Public Records On File:	0
Revolving Line Utilization:	34.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI WOULD YOU PLEASE ASSURE US YOU WILL NOT RUN UP NEW DEBT,THANKS	As of today (7/28) I will stop any additional credit card debt. My payment history has been very good. It is my intent to do the same with this loan if you are able and willing to fund it. Thank you.

Member Payment Dependent Notes Series 430325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430325	$3,800	$3,800	14.96%	1.00%	August 13, 2009	August 13, 2012	August 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430325. Member loan 430325 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,250 / month
Current employer:	CVS Caremark Corp.	Debt-to-income ratio:	4.44%
Length of employment:	1 year 4 months	Location:	Quincy, MA

Home town:	Quincy
Current & past employers:	CVS Caremark Corp.
Education:	Wentworth Institute of Technology, University of Massachusetts at Boston

This borrower member posted the following loan description, which has not been verified:

Ever since I was little, I was fascinated by cars and now I am ready to purchase one. With your help I will be able to get into an affordable dream car that I have always wanted. I will be using this loan to purchase a car. I am a responsible candidate for this loan because I pay all my bills on time, never have I missed any payments. Only reason why I am resorting to this is due to me being not qualified for an auto loan from the dealership. However, with that said, I am financially stable and I do not live paycheck to paycheck.

A credit bureau reported the following information about this borrower member on July 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,885.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why not get a loan from a from a dealer or credit union for a much lower interest rate then here?	I would get a loan from a dealer but I am not qualified for it and I do not have anyone to co-sign for me. This was the only solution I found.

Member Payment Dependent Notes Series 431070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431070	$25,000	$25,000	15.68%	1.00%	August 12, 2009	August 11, 2012	August 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431070. Member loan 431070 was requested on July 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Western Athletic Clubs	Debt-to-income ratio:	15.73%
Length of employment:	2 years 6 months	Location:	Mill Valley, CA

Home town:	Albuquerque
Current & past employers:	Western Athletic Clubs
Education:	Haas School of Business, UC Berkeley

This borrower member posted the following loan description, which has not been verified:

I have 3 credit cards. The total debt is $25500. I would like to consolidate the debt and make one big monthly payment and reduce the average interest rate

A credit bureau reported the following information about this borrower member on July 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,015.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Bxo13, What is your occupation? For what did you accumulate $36,000. in debt? How will you pay the $10,000. more debt? Thank you	Starman, I manage a sales team for a luxury health club company. $25500 is the credit cards and $9500 is the reminder of my car loan. The credit card debt came from the sale of my house and it sold for $25000 less then I paid.
What interest rate(s) are you paying presently?	It is 23%

Member Payment Dependent Notes Series 431106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431106	$7,500	$7,500	12.53%	1.00%	August 13, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431106. Member loan 431106 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	pitman company	Debt-to-income ratio:	20.51%
Length of employment:	12 years 2 months	Location:	north tonawanda, NY

Home town:	North Tonawanda
Current & past employers:	pitman company, Panes restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

lookin to replace my old daily driver (frame rot) and I really missed my old jeep and found a very good deal on a nice used one

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	71
Revolving Credit Balance:	$12,189.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts? Can you give a short description of the type of work you perform at the Pitman company? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have other loans and all but one will be paid off in less than two years. one is from here that I took out about a year ago and the other was a 6 year motorcycle loan (less than two years left) I also have credit card debt i'm working on paying off and I have most of the accounts down to less than 1,000 balance and have stopped using all but two of the cards (one for work) I am the lead technician for NYS for the pitman company which is a national sales and service provider for wide format and printing press technology and supplys. I install and train customers on how to use a wide variety of graphic arts and CAD equipment as well as service said equipment and software. I am trained and certified on most wide format Xerox, HP, Epson and seal equipment as well as many others my territory is not limited to NYS as I've flown to other states numerous times to help other techs resolve issues. I have more seniority and experience than most in my company. Since I was eligible I started a 410k plan about 11 years ago and have aquired a large large savings there with the funds being scattered between high and low risk funds. I also have other equity such as a large coin collection and a couple collector cars like a motorcycle, a corvette I've had for ten years and a 1929 mercedes kit car I purchased last year with the help of lending club, for some reason I had to register under another email and screen name (fathergratwick) to ask for another loan. My income was already verified under that account and I have inquired with them about this and hope to get it resolved soon
Can you explain the delinquency from 71 months ago? Thanks!	Type your answer here.yes actually at the time i had my girlfriend move in with me and when she changed her address to mine it somehow effected my mailing address code and I wasnt getting mail (just a couple pieces of mostly junk mail) It took multiple trips to the post office with proof from returned mail I had forwarded to my fathers address before the post office would admit their mistake and change it. (first they said if i was getting some of my mail I was getting it all...later they said it was a very unusual occurance) I paid what I could online and called my creditors and such to pay what I could over the phone but their was one I missed and it got paid as soon as I recieved notice I missed it. I do have a letter somewhere from the post office they gave me to show creditors at the time.

Member Payment Dependent Notes Series 431261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431261	$1,500	$1,500	13.47%	1.00%	August 12, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431261. Member loan 431261 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Jeannette Specialty Glass	Debt-to-income ratio:	21.47%
Length of employment:	4 years 6 months	Location:	Manor, PA

Home town:
Current & past employers:	Jeannette Specialty Glass
Education:

This borrower member posted the following loan description, which has not been verified:

I want to use the money to payoff my credit cards and possibly use some for a start in looking for a place to live. I've always paid all my bills on time and should have good credit.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$865.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Earliest Credit Line 01/2006 How old are you?	I am 23 years old.

Member Payment Dependent Notes Series 431294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431294	$3,500	$3,500	8.00%	1.00%	August 12, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431294. Member loan 431294 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	2.24%
Length of employment:	n/a	Location:	AURORA, IL

Home town:	AURORA
Current & past employers:	SAM'S CLUB
Education:

This borrower member posted the following loan description, which has not been verified:

consolidating 3 credit cards

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,298.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 431309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431309	$3,250	$3,250	14.42%	1.00%	August 12, 2009	August 12, 2012	August 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431309. Member loan 431309 was requested on July 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,408 / month
Current employer:	Out Tech, Inc.	Debt-to-income ratio:	24.73%
Length of employment:	4 years 10 months	Location:	Dillsburg, PA

Home town:	Dillsburg
Current & past employers:	Out Tech, Inc., Purdue University
Education:	ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

I am a 30 year old IT Manager at a small company. Previous work experience in small businesses and major universities in IT. Looking to expand my expertise and income potential through study of IT certifications. Money will be used to attend certification classes and taking exams for certification. After certification (Cisco CCNA and Microsoft MCSE) I will be able to increase my income to between 90k and 120k per year (within 12 months). I am a father of a 2 year old daughter who means everything to me. Wanting to provide for her and my Wife as best as I possibly can.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$3,777.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe how getting these two certifications will increase your income so dramatically so soon? That's about a double in income. Do you have a job lined up or consulting jobs lined up? Also can you have your income verified by lending club? I believe you need to contact customer service and send a W2 or paystub to do so. Verifying income will make your loan more attractive to lenders. Thank you.	I am currently working in a small company in an IT Manager role (65k/yr). In order to make more I need these 2 certifications, combined with my work experience, I will then qualify for positions in larger corporations in a similar role. IT Management positions in my area pay between 90k and 120k.
I notice that Out Tech Inc. is listed as a local collection agency, and you manage their systems including electronic records. Is that right? As a hypothetical, what would happen if you fell behind on your payments, and Out Tech Inc. received the account?	My company does not do collections for Lending Club. Working for a collections company makes me the safest credit risk as I know the risks of what can happen to someone who can't handle their debt load.

Member Payment Dependent Notes Series 431418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431418	$7,200	$7,200	14.26%	1.00%	August 17, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431418. Member loan 431418 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Alienware Corp	Debt-to-income ratio:	18.13%
Length of employment:	5 years 6 months	Location:	miami, FL

Home town:	Miami
Current & past employers:	Alienware Corp, Dell Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I and my wife need the loan for a IVF (In vitro fertilization) threatment. We are threatment for doctors of the Fertility & IVF Ceneter of Miami. I have the complete threatment costs list.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,236.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please have your income verified by lending club by sending in W2s and/or paystubs? Also can you explain what you do at Alienware, and how you got into approximately 20K of debt? Thank you.	Hi I'm a System Software Developer at Alienware Corp and These week we are boarding Dell Inc. I will send the paystubs to lending club. I have 20k of debt in a car loan a Volvo 2006 XC90 and some credit cards thta i use regulary. Thanks Eyzen
can you prvide the cost quote and how you plan to pay for it?	The cost quote of the treatment is Cycle Managment: $730.0 Ultra Sound: $750.0 Blood Test: $660.0 IUI Package (Laboratory Components): $500.00 Inseminations: $300.00 ------------------------------------------------------------- Subtotal: $2940.00 Medication $3000.00 - $5000.00 ------------------------------------------------------------- Total $5940.00 - $7940.00 The medication depends on the patient the cost vary between $3000.00 and $5000.00 Those generally are Gonadotropins medications. How do i plan to paid for it? Could you explain what you are asking, i can't understand the question. I'm applying for a loan at 14.26% - 16.6% Interest rate annually for 3 years (36 payments) with monthly payments of $247.01. That's my plan if that's what you are asking. Thanks Eyzen
Hello. Do you really think it is wise to be piling an extra $7,200 on top of your already owed $39,276, in order to bring into the world a child which will no doubt be an additional financial cost? Once the child is born you must then also consider education costs, saving for the child's future, medical costs, etc. It seems to me that the wise thing to do would be to get yourselves out of debt before borrowing more funds. With over $6,000/mo I don't think that is too hard to do if you really put in a serious effort.	Me and my wife have been tried for 3 years to get a child,we can not wait more because she is over 40 and will be more risky to wait more time. I'm in pretty big company with a lot of child benefits. Like child care and Medical Insurance. If we have to sell the volvo i don't care, we also own a honda accord 2004, my wife car (already paid in full) that we can use both to go at work. I'm starting doing efforts to go out of debt, we usually spend a lot of money traveling and we can't do for about 3 or 4 years. I agree with you about the debt but is more important to get the child because we are running out of time. Thanks a lot for you concern Eyzen

Member Payment Dependent Notes Series 431496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431496	$18,000	$18,000	12.87%	1.00%	August 13, 2009	August 13, 2012	August 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431496. Member loan 431496 was requested on July 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,603 / month
Current employer:	Self employed	Debt-to-income ratio:	13.27%
Length of employment:	1 year 9 months	Location:	Catonsville, MD

Home town:	Baltimore
Current & past employers:	Self employed, Bally Total Fitness
Education:

This borrower member posted the following loan description, which has not been verified:

This will be used to pay a tax bill and investment in education.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	42
Revolving Credit Balance:	$3,423.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 431602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431602	$18,000	$18,000	17.39%	1.00%	August 18, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431602. Member loan 431602 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,417 / month
Current employer:	Catapult Learning	Debt-to-income ratio:	15.67%
Length of employment:	5 months	Location:	palm beach gardens, FL

Home town:	Lansing
Current & past employers:	Catapult Learning
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I need this loan to payoff a credit card where they drasitcially changed my interest rates. I have good credit and make very good money so I am not a risk. I can not do a home equity line of credit because I own two properties with other people on the loans that do not need be involved.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	12
Revolving Credit Balance:	$145,711.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please describe what you do? How did you get in so much credit card debt, your debt shows you have about 130K+. Also can you ask lending club to verify your income? Thank you.	Lending club is verifying my income and most of my debt was due to hurricane damage in Florida.

Member Payment Dependent Notes Series 431678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431678	$19,125	$19,125	13.92%	1.00%	August 13, 2009	August 14, 2012	August 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431678. Member loan 431678 was requested on July 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,517 / month
Current employer:	Columbia University Medical Center	Debt-to-income ratio:	10.28%
Length of employment:	2 years 6 months	Location:	New York, NY

Home town:	New York
Current & past employers:	Columbia University Medical Center, Beth Israel Medical Center, Continuum Health Partners
Education:	Cornell University, CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt to a better rate and in addition borrow money to help cover funeral costs for family members.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,573.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would love to help. Just curious, what do you mean funeral cost for family members? do you have multiple deaths in your family?	In Puerto Rico-My grandmother passed in Nov 2008, uncle passed in Dec 2008, uncle in law passed in April 2009 and my aunt passed away last week. The funeral costs for all these family members has been a financial strain. I have contributed to the costs for all. Also in Puerto Rico, funeral tombstones are not placed until one year after death to allow for the dirt to settle. In addition to paying for my credit card debt and having a better interest rate- the loan would help to cover the costs of the tombstones for all of them.
So sorry to hear about the passing of so many family members! I have a couple questions. First, what rates are your credit cards charging you? Also, what do you do at Columbia? Thanks.	Thank you. The largest balance on my card has the highest rate at 28.24%. The other rates for the credit card with balances are 19.24%, 11.74% and 8.24%. I am interested in this loan because the percentage offerered by lending club is lower than the weighted average rate for all my cards. If the percentage offered by lending club was higher than the weighted average rate, then it would make no sense for me to take the loan because it would cost me more than paying off my cards myself. To answer your second question: I am the administrator for General Surgery at Columbia. Administrators take care of the business side of a medical practice by directing operations and finance. I assess the need for services, equipment and personnel and also make recommendations regarding the expansion or curtailment of services and the establishment of new or auxilary facilities. I also oversee compliance with government agencies and regulations. Thank you for your consideration.

Member Payment Dependent Notes Series 431832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431832	$12,000	$12,000	11.14%	1.00%	August 14, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431832. Member loan 431832 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	n/a	Debt-to-income ratio:	18.00%
Length of employment:	n/a	Location:	Petaluma, CA

Home town:
Current & past employers:
Education:	Dominican University of California

This borrower member posted the following loan description, which has not been verified:

I'm really looking to consolidate my CC balances. I have a 735 FICO score, I've never missed or made a late payment. I'm sick of the games that CC companies are playing with interest rates, I just want to pay off my balances and be done.

A credit bureau reported the following information about this borrower member on July 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,340.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is 18k, and you are only requesting 12k. Why the discrepancy? What do you owe currently and what are your monthly payments? What are you other monthly obligations?	I have 6k on one CC that is locked at 6% until payoff. I have two other balances that have been kicked up to 18% and I'll also be trying to make a one time payment for a portion of my balance and closing the account. I have other normal costs, rent, utilities, car insurance, food, etc. But I'm a full time MBA graduate student and feeling like my payments to CC's are going no where, I'm barely keeping up with finance charges. I'm looking to have a set monthly payment and a couple year horizon on paying off the balance. Isaac
You didn't list employer information. What do you do? Are you getting your income verified?	I supplied employment verification to Lending Club last night, I'm sure it will take a few days to process, but it is in the works.
Can you respond to the question regarding what you do? Thanks!	I work at a solar contractor in CA as customer financing representative. My HR manager told me that Lending Club verifed my employment today so that show up shortly if it hasn't already.
What are your current minimum payments on the cards you are paying off. Since this loan has to be paid off in 3 years, are you prepared for a minimum payment of $400?	I am currently paying $400 across all cards. Like I stated in a previous answer, I have $6,000 on one CC that is locked at 6% until payoff. Yes, I will have room for the LC $393/mo payment and my current minimum on the $6k is $120, for a total of $513.
Do you also have student loans?	I am currently a graduate business student, set to graduate spring 2010 with a 6 month grace period on student loans. I am currently not paying on any student loans.
Hi, would like to participate in your loan but hoping to get an answer to 2 questions: How you long have you been working for your current employer? How much will your student loan payments in 2010 be and how will you pay those?	Thanks for the question. I've been at my current employer for just over a year. My student loan payments will be ~$300/mo on a 10 year payment term. Too answer your second question, at my current income level I can cover the LC payment, my anticipated student loan payment (currently going towards building some savings and paying down my 6% APR card), my 6% APR card payment, rent and all other expenses.

Member Payment Dependent Notes Series 431881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431881	$12,000	$12,000	8.94%	1.00%	August 13, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431881. Member loan 431881 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Veitch-Radex America Inc.	Debt-to-income ratio:	13.68%
Length of employment:	2 years 10 months	Location:	ASHTABULA, OH

Home town:	Ashtabula
Current & past employers:	Veitch-Radex America Inc., Veitsch-Radex America Inc.
Education:	Kent State University-Ashtabula Campus

This borrower member posted the following loan description, which has not been verified:

I want to pay off an existing credit card debt. Your loan will allow me to have a fixed debited payment. I can create a realistic budget to better accomplish my finacial goals. Thank you for your consideration. Mark E. Swann

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,012.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.09.2009 Hi Mark, I'd like to fund to to $500 of your requested $12,000 personal loan but have some issues in need of clarification. 1. Briefly describe your current position and job duties at Veitch-Radex America Inc. and provide a thumbnail sketch of employers main line of business. 2. Whart is you monthly mortgage payment (P+I+T+I) and usual living expenses (utilities, food, car, insurance, etc.). It's a good idea paying off high interest rate credit card debts with lower interst rate Lending Club loan. Good luck with your loan.	Type your answer here. I have no Mortgage payment. Living expenses are about 1200.00 per mo.. I do factory maintenance work. Employer manufactures refractories for the steel industry.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Type your answer here.As I have previously posted, my monthly obigation is approx. $1200. This includes my vehicle payment. I have no recurring debited payments at this time. The lending club has my employer info. for verification purposes.

Member Payment Dependent Notes Series 431924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431924	$8,000	$8,000	13.92%	1.00%	August 17, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431924. Member loan 431924 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	VAMC	Debt-to-income ratio:	13.38%
Length of employment:	14 years	Location:	Los Lunas, NM

Home town:	belen
Current & past employers:	VAMC
Education:	University of Phoenix, University of New Mexico-Valencia County Branch

This borrower member posted the following loan description, which has not been verified:

Money will be used to consolidate debt into one paymnet per month

A credit bureau reported the following information about this borrower member on August 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	27
Revolving Credit Balance:	$9,356.00	Public Records On File:	1
Revolving Line Utilization:	50.00%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving debt looks like it's at about 4.5K but you're asking for a 8K loan, can you please explain? Also can you please have your income verified by lending club and elaborate on your occupation? Thank you.	there is another debt that I have with my ex spouses account that I would like to consolidate into one account . Thanks
Thank you for your reply. Could you please contact lending club and have them verify your income? Also can you describe the circumstances around your public record, which I assume means a bankruptcy? Can you also explain what your occupation is? Thank you.	registered Nurse. back in 1999/2000 after a bad divorce a bankruptcy was declared.

Member Payment Dependent Notes Series 431997

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431997	$17,500	$17,500	11.83%	1.00%	August 17, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431997. Member loan 431997 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,579 / month
Current employer:	Siemens Healthcare	Debt-to-income ratio:	0.30%
Length of employment:	3 years	Location:	LAKE IN THE HILLS, IL

Home town:
Current & past employers:	Siemens Healthcare, Huntsman
Education:	Lewis University, Robert Morris College, Illinois Valley Community College

This borrower member posted the following loan description, which has not been verified:

We have debt with only one real creditor. We owe money only to one bank for our house that we've recently purchased. During the pruchase and move, our family loaned us money for some unexpected expenses and we would like to repay them in full. We have very good credit, stable employment, and have always paid our loans off on time, if not early.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	25
Revolving Credit Balance:	$209.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list out all your monthly expenses? Also, when you say "we", how many people are applying for this loan? And the income of 6579 is for which person? Could you verify that as well. Thank you -Z	We is my wife and I. I'm the one appling for the loan, but just force of habit to say 'we.' Regarding the monthly expenses, just the usual ones. Gas, Water, Electricity, Sewer, Garbage, Groceries, Car Insurance, Phone, and the mortgage. We have no other outstanding loans or credit cards. If/when we ever have a balance on a credit card, we pay it off within a month, two at the most. The income is mine. Hope that helps.
Any input as to why late 25mo ago? How will you aford 580/mo additional payments per mo? If you were able to, why wasn't the loan paid back to your family already?	1) Regarding the late 25 months ago. I'd have to look at a credit report of mine, but if I recall it was missed payment to a utility. 2) How will we afford an additional payment of the loan? I???m not sure if this is what you were looking for or not, but we simply cut spending. We???re not prone to default on a loan or skip on our bills. We???d rather skip a few nights out a month and do what it takes to meet our obligations. 3) Regarding as to why the money has not been paid back to my family yet? They lent it to us only a few months ago. I hope this helps. If not, please follow-up with other questions.
What is your home's current value? How much do you owe on your mortage? Mortgage payment per month? Total combined household income per month? Why are you using Lending Club?	Currently we owe 96% of the value of our house. We closed on it back in mid-April. Our mortgage payment is 36% of our monthly net income. That payment is including, principle, interest, PMI, home owners insurance and taxes. Our combined total gross income is $6,579 a month. The reason we are using Lending Club is that banks would not lend us the amount of money we are seeking or would do so at what I would consider exceedingly high interest rates. I hope this helps.

Member Payment Dependent Notes Series 432057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432057	$20,000	$20,000	12.18%	1.00%	August 18, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432057. Member loan 432057 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,833 / month
Current employer:	Kronick, Moskovitz, Tiedemann & Girard	Debt-to-income ratio:	24.04%
Length of employment:	4 years	Location:	Bakersfield, CA

Home town:	New Orleans
Current & past employers:	Kronick, Moskovitz, Tiedemann & Girard
Education:	Cal Poly San Luis Obispo

This borrower member posted the following loan description, which has not been verified:

Desiring to eliminate credit card debt and the unwaranted rise in rates

A credit bureau reported the following information about this borrower member on August 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1983	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$121,159.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - Can you provide a breakdown of your monthly expenses and the $121K of revolving debt? What will the $20K requested go towards? Thanks.	The $20,000 will go to paying off and closing an AMEX that they raised the rate to 21% for no reason (no defaults at all, ever!), and to pay down (almost entirely) a Capital One card that they raised the rate from 9.99% to 18% (again, no defaults, ever). I really don't know what the "revolving debt" is comprised of as its a number Lending Club got from the credit reporting agency when I applied and I did not get a copy of the report. How much breakdown do you want on monthly expenses? Every typucal item? Or just some?

Member Payment Dependent Notes Series 432100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432100	$10,800	$10,800	13.22%	1.00%	August 12, 2009	August 16, 2012	August 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432100. Member loan 432100 was requested on August 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Valic	Debt-to-income ratio:	19.03%
Length of employment:	6 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Valic, Randstad Professional Services
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off a credit card with a low interest loan. I have not had a single late payment on any account in over 6 years. This loan will help me pay off my debt much faster than paying the credit card companies.

A credit bureau reported the following information about this borrower member on August 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,861.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Verify your income with lending club.	I emailed my paystubs to Lendingclub and waiting for their approval.

Member Payment Dependent Notes Series 432182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432182	$6,900	$6,900	12.87%	1.00%	August 13, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432182. Member loan 432182 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	Top Quality Designs	Debt-to-income ratio:	4.65%
Length of employment:	7 months	Location:	Houston, TX

Home town:	Greenville
Current & past employers:	Top Quality Designs, Phonoscope
Education:	Mississippi Delta Community College, The Art Institute of Houston

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan would be to improve my home. My home needs a few updates to modernize it, and make it more compatible with surrounding homes in my neighborhood. This loan would provide the funding to make those changes possible. The changes would be simple updates, such as new countertops and flooring. Not major, expensive changes, but sensible ones which would increase my homes market value without being too pricey. The amount of the loan which I am requesting is a reasonable enough amount that making monthly payments would not be a problem. I have established a timely pay history with my existing creditors, so if granted the loan, punctual payments would not be a problem.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$903.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and ask to have your income verified. This will encourage lenders to invest in your loan.	I actually talked to a Lending Club rep. on 8/6/09. He said they were going to verify my employment next. Hopefully that will spark an interest for other lenders to invest in me. I would like to thank you Suzelee and all the other lenders who have invested in me so far! I will not let you guys down!
You have only been at your job for 7 months -- what did you do before that? Do you have a spouse and if so, does he/she work and what does he/she do? Do you have any children? What are your monthly expenses?	I worked for a fiber optics company....Phonoscope in Houston, TX. I was a foreman for the Aerial Dept. We did everything from new built to setting utility poles. We maintained our fiber optics cable in 7 counties. This includes climbing utility poles and some underground work. I am not married and do not have any children. My monthly expenses are as followed: Mortgage.........$622 Gas..................$35 Electricity.........$127 Internet...........$45 Credit cards.....$125 Student loans. $60 Food................$300 Insurance .......$50 Gasoline..........$100 Cell..................$64 Car note..........$PAID OFF

Member Payment Dependent Notes Series 432188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432188	$13,850	$13,850	12.87%	1.00%	August 17, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432188. Member loan 432188 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,538 / month
Current employer:	Miami County ESC	Debt-to-income ratio:	21.14%
Length of employment:	2 years 10 months	Location:	Dayton, OH

Home town:	Dayton
Current & past employers:	Miami County ESC, Click Camera
Education:	Wright State University-Main Campus, Sinclair Community College

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: Credit Card Debt Consolidation My financial situation: At age 18 I was approved for a $10,000 US Bank credit card. Working part time and going to school, this card became a crutch. Over time, the same thing happened with several more credit cards until I woke up one day and realized I was living beyond my means. Fast forword a decade and things are much better. I own my car free and clear and purchased a home several years ago. I've held a steady job for many years with the same school district I graduated from long ago. Alas, the credit card debt from my youth is still around to haunt me. I'm looking to consolidate my remaining credit card balances into one sum, with a lower APR, thus allowing me to make one payment rather than several. I've never been late on a payment, credit card or otherwise, and I've learned the hard way about money management. Ideally I would have taken out a Home Equity loan to consolidate my debt, however the recent housing conditions and lower reappraised value of my home have not allowed me this option. Thank you.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,470.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will this cover all of your credit card debt? Do you have other loans?	This loan will cover all debt except for my National City Card which already has a lower APR. This will leave me with only 2 payments and a large savings of interest. I was surprised to see my revolving credit so high at $42,470, but this includes the remaining HELOC balance my brother and I split. We initially opened the HELOC to avoid PMI and had more than enough free to roll some debt into, however the reappraised value of our house took the open equity down to nil.
Can you please explain the two inquiries? Thanks!	Yes. One was from Prosper.com, but their APRs are too high and I don't like the "community" as much. The other is from National City for a debt consolidation loan. I was denied because, although I own my home with someone else and all bills are split, they consider me the sole owner/payer when considering review. With this, and the recent depreciation of my home, my debt to income was too high in their eyes.

Member Payment Dependent Notes Series 432227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432227	$15,000	$15,000	11.48%	1.00%	August 13, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432227. Member loan 432227 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,083 / month
Current employer:	CRC CAPITAL GROUP LLC	Debt-to-income ratio:	10.02%
Length of employment:	3 years 5 months	Location:	FREEPORT, NY

Home town:	Freeport
Current & past employers:	CRC CAPITAL GROUP LLC, Wild Cat Ent
Education:	UCLA

This borrower member posted the following loan description, which has not been verified:

Pay off car loan and all revolving debt.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,125.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe your job? Thanks.	I am an executive for my husband's company. It is a public traded company.
Investors may feel more confident loaning to you if you verify your income with LC. Good luck with your loan.	I have submited my 4506 and tax returns.
What are the current rates for your car and credit card loans?	Car is at 13, credit cards from 12-24% With one monthly payment, I will try to pay off all my debt quickly.

Member Payment Dependent Notes Series 432230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432230	$20,000	$20,000	13.22%	1.00%	August 14, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432230. Member loan 432230 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	Robert Half International	Debt-to-income ratio:	16.83%
Length of employment:	11 years 1 month	Location:	Los Angeles, CA

Home town:
Current & past employers:	Robert Half International
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to both consolidate and lower the interest rate I am currently paying on credit card debt. These debts were incurred during home remodeling and the birth of a child a few years ago. Like so many Americans, the current economy has given me the opportunity to wake up and smell the coffee and I am committed to becoming credit card debt free over the next few years, and staying that way. I am also applying for a peer to peer loan because I like the idea of individuals and families like my own having a chance to earn interest off my mistakes, rather than large banks, which all seem to be raising interest rates in advance of the upcoming credit card reforms. By giving me this loan, you will help me put my family on the road to a successful financial future. I have a well-paying job with a six figure income and have worked for my employer for eleven years. I have more than 30% equity in my home and an emergency fund, and we have restructured our budget and lifestyle so that we are living frugally. My entire family is committed to doing whatever it takes to get rid of our debt. You will find me to be an extremely responsible borrower, and I really appreciate your consideration.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	31
Revolving Credit Balance:	$144,165.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 432264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432264	$5,000	$5,000	16.70%	1.00%	August 13, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432264. Member loan 432264 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,408 / month
Current employer:	Self Employed	Debt-to-income ratio:	20.39%
Length of employment:	3 years 8 months	Location:	Los Angeles, CA

Home town:	Albuquerque
Current & past employers:	Self Employed
Education:	Regis University, Marymount Manhattan College, University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

I run an entertainment industry consulting business. I consult on screenplays and productions. I have three primary goals with the loan: I have a website which needs to be thoroughly revamped. One of the outcomes of this is to have space and a design that will attract advertisers for the website. The other is to place more advertisements on websites which will attract more clients. This loan will be repaid through the income brought in through my advertisers and the new clients I bring in through my advertising. My advertising thus far has been very effective at bringing in new business; I just have not had the finances to advertise to the extent I want or that my business needs. I also wish to consolidate/pay off the $5,000 in debt I currently hold. $4,000 has been debt from my business expenses and $1,000 is because I gave that card to my mom when she was going through a rough time with medical problems and her job last year. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,082.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 432271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432271	$8,000	$8,000	8.59%	1.00%	August 12, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432271. Member loan 432271 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Newman Regional Health	Debt-to-income ratio:	17.70%
Length of employment:	9 years	Location:	Lebo, KS

Home town:	Lebo
Current & past employers:	Newman Regional Health
Education:	Kansas State University

This borrower member posted the following loan description, which has not been verified:

Chase just increased interest rates from 7.4% all the way up to 14.0% on my balances due for no reason at all. I had payments set on auto pay and have not been late with any payments so I am looking to pay them off and get rid of my cards. I work full time as a nurse in Kansas and have a good credit history. I have a son in college right now (his junior year) I am married and my husband works full time also.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,120.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have $26k in revolving debt. Why aren't you trying to pay even more down?	Because the remainder of that is locked in at 3.99 and 4.99. Sorry I did not respond sooner but have been on 12 hour shift for several days.
Can you tell us what your monthly expenses are?	mortgage just under 1000.00, utilities 400.00, insurance 220.00, food 300.00 and misc expenses vary. College expenses vary also, my son has scholarships but does not cover the cost. He also works part time so that helps. Sorry for the slow respond, I have been on a run of 12 hour shifts.
can you please explain your 26,000,00 revolving credit balance will you please submit proof of income to lending club thank you and good luck	The balance of the money is locked in at 3.99 and 4.99%. That is why my revolving is so high because I had the opportunity to move my vehicles loan over to credit card at these locked in amounts. They sure would not allow this any longer!

Member Payment Dependent Notes Series 432294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432294	$15,000	$15,000	13.92%	1.00%	August 17, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432294. Member loan 432294 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	IPC	Debt-to-income ratio:	11.95%
Length of employment:	2 years	Location:	Los Angeles, CA

Home town:	Taipei
Current & past employers:	IPC, Gateway, Inc., City National Bank
Education:	Chapman University

This borrower member posted the following loan description, which has not been verified:

Hi Everyone, I am requesting a loan for my wedding expense. Our budget is no more than $15K. I have an existing loan with Lending Club to consolidate an old debt with lower interest rate, this loan was funded in July 2008 and I have never been late with any payments to LC (LC can verify this). My current take home is $2,185 (after tax) bi-weekly, so it's around $4,300 per month (after tax.) I have been with my current employer for 2 years and have continuously been employed for 10 years with no gap. I can fully document my current income by providing copies of paystubs or W2 to Lending Club. My current monthly fixed expenses are as follows: Car Payment $347 Car Insurance $100 Student Loan $75 Lending Club $221 Cell Phone $ 30 Rent/Utilities $ 0 (Fiance pays for all living expense) Total: $773 With the above expenses..it leaves me $3,527 a month so I am in a good position to carry this new loan without over-stretching my finance. My credit card utilization is around 1% to 5%....DTI is very low. Please feel free to ask me any questions! Thank you!

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	66
Revolving Credit Balance:	$1,635.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your forthcoming wedding! I would like to help fund your loan, but have a few questions. When are you planning on having the wedding? And, have the majority of the arrangements already been made and the costs determined? What kind of company is IPC? And, can you give a short description of the type of work you perform there? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	HI Stocksman, Thanks for the blessing!! Our wedding is set for January 2010, we have decided to get married in Vegas to keep the cost down. We will have around 50-60 guests. In addition, we will be flying back to Taiwan (my home town) in November to introduce my soon to be DH to my side of family. Yes, we have made most of the arrangements, place to get married, dinner reception, etc. My company is in the business of hospital medicine, we have over 700 full-time doctors who works as Hospitalists in 19 different states. We are publicly traded on NASDAQ under the symbol: IPCM. I joined this company 2 years ago to assist them with the IPO. We went public in Jan of 2008 and did a secondary offering in July of 2008 and so far the company is doing well, positive cash flow, modest earnings so my job is pretty stable here. I am a Securities Compliance Manager, I manage our company-wide Employee Stock Plans and Employee Stock Purchase Plan. I also make sure that we are in compliance with various Securities Law in terms of insider trading & corporate governance related matters. My DH and I do have savings of around $130K, however, since we are also actively looking to buy a property before we get married, I do not want us to access this fund for now. We have worked the math so that if we do buy a place, after the down payment + closing costs, we will have 6 month cushion (Emergency) money. My soon to be DH is a CFA (chartered financial analyst) working at one of the Big 4...so he's very good with finance and number (we are in good shape). We have decided not to get a diamond ring for me since I rather us save the money for buying a property. LASTLY, yes, I can absolutely document/verify my income with Lending Club. I will get in touch with them today and see how to go about that. For anyone else who is looking at my profile, I want to mention that of the 5 credit inquiries pulled, 4 of them was pulled back Volkswagen dealership or Volkswagen credit leasing company....I was close to my lease term so had to shop around in June/July for a new lease....I went to two different VW dealerships and they each pulled my credit and had the VW corporate office (leasing company) did the same. I obtained a new lease on July 11. Thanks!
B2B, Several questions: Can you give us an idea of your fiance's income situation, employment history and credit history (briefly). Specifically: 1. What is his gross and net monthly income? 2. Roughly, what are his expenses each month (similar to how you broke down yours) 3. How long has he worked with his company, and what level is he within the company (low-level analyst, associate, mid-level manager, executive/vp, etc.)? 4. Do your fiance and you share your credit lines (are they under both your names) or does he keep his credit distinct from yours? 5. Following up on 4, has he had any delinquencies with his credit within the last 4-5yrs? These questions are important to me because your fiance seems to be responsible for the largest share of your fixed expenses, rent and such. If he were to lose his job, that could severely inhibit your ability to repay. And if you are to lose yours, there needs to be space in his income to help carry your debt. I may have future questions but in the meantime this is what I am most curious about. Thank you, and congratulations!	Hi tbconant, no problem, I understand your concerns, please see my answers below: 1) His annual base is $140K -- after tax is around $3,200 per paycheck (paid 26 times a year) 2) His monthly expenses are below: Rent: $1800 Car Payment: $0 (paid off years ago) Car Insurance: $140 (he pays the entire balance once a year) Utilities: $200 Cell Phone: $0 (paid by employer) Food: $600 (for both of us -- we both spend a lot of time in the office...so we usually eat in the office and it's paid by our employer) Credit Card: Paid in full every month...his utilization is around 1%-3% 3) He's been with his current firm for about 2 years, but he's been in the consulting industry (other firms) for 11-12 years (since he finished school). He is a mid-level manager. 4) Nope, we do not have share credit lines. 5) No delinquencies in the last 4-5 years, his FICO score is around 760+. (Mine is 701) I do want to mention that we do expect to receive some cash gifts from our relatives that will cover around 50% of the $15K expense that we will incur, so we will paid down some of the balance with cash gifts receivable in Jan/Feb 2010.

Member Payment Dependent Notes Series 432311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432311	$3,000	$3,000	13.92%	1.00%	August 13, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432311. Member loan 432311 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,934 / month
Current employer:	SMWIA Local 28	Debt-to-income ratio:	3.05%
Length of employment:	2 years 1 month	Location:	BRONX, NY

Home town:	Bronx
Current & past employers:	SMWIA Local 28, Fordham University Enrollment Group
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

Will also have some upcoming Medical expenses.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,339.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will your medical situation effect your ability to work? Have you planned for loss of income, if any?	Should not affect my work at the moment. I need to get a guided Biopsy of my thyroid.. checking a growth to make sure it isn't cancerous, which i'm hoping its not. But the procedure itself is S1500.00
What is SMWIA Local 28 and what do you do for them? Also could you please tell me what the delinquency 24 months ago is about? Thanks	That was from the time I was just finishing college and not working yet. I had problems paying all my bills at that time.

Member Payment Dependent Notes Series 432376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432376	$10,000	$10,000	7.74%	1.00%	August 12, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432376. Member loan 432376 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,250 / month
Current employer:	VPA	Debt-to-income ratio:	7.70%
Length of employment:	1 year 1 month	Location:	Marysville, MI

Home town:	Chicago
Current & past employers:	VPA
Education:

This borrower member posted the following loan description, which has not been verified:

I am a physician currently paying off medical school loans. I have taken on additional loans to cover family debt. I have an excellent credit score and have never missed a payment. I would like to use the money to consolidate debt.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,200.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 432404

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432404	$15,000	$15,000	11.48%	1.00%	August 13, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432404. Member loan 432404 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Gilead Sciences	Debt-to-income ratio:	12.02%
Length of employment:	5 months	Location:	Foster City, CA

Home town:	San Francisco
Current & past employers:	Gilead Sciences, Robert Half International, Fenwick and West, Wilson Sonsini Goodrich & Rosati
Education:	University of California-Davis (UC Davis), California State University-Sacramento (CSUS)

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to consolidate my two credit cards where the interest has jumped from 9% to 30% in the past year. The interest is killing me so, I'd like to pay them off in a lump sum. My financial situation: I am a good candidate for this loan because I am responsible with my monthly payments and have a steady income. I have two credit cards where, over the past year the APRs have jumped from 8-9% to 30%. The monthly interest payments are killing me, so I'm trying to get a lower interest loan to pay those cards off once and for all. I make enough money to pay off all my expenses every month and with the approximately $800 in surplus, I make a second payment on my credit cards in the middle of the month. I am also about 2-3 months away from completely paying off my car - but I am in a long-distance relationship so I have additional expenses of gas, oil changes and hotel rooms. I also I moved back home with my parents 3 months ago to help speed up the pay-off process- this is why I have no housing expenses. But I help pay for household supplies and food and I also rent a storage unit for the stuff from my old apartment.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,757.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why does it say that you have a mortgage? What do you do for your current employer? You have only been there 5 months. What did you do previously. Thanks.	The part that says I have a mortgage is inaccurate- I've emailed and called Customer Support to fix this information as soon as I realized the mistake, but they have not yet done so. I pay no rent as I live with my parents. I've worked as a patent paralegal since graduating college, but I have only been at this job for 5 months. That is because 6 months ago I was given one months' notice that I'd be laid off, so I had no choice but to change employers. I hope that makes sense. Thanks for your interest!
Do you have any savings or an emergency fund? Thanks.	I only have a few thousand in savings right now- my emergency fund is my parents who have told me that I should put as much as I can towards payments and if I need emergency money to get it from them.
Would you be willing to verify your income with Lending Club? I think it'd accelerate the funding of your loan. I believe it just involves faxing or scanning and emailing them a copy of your most recent paystubs, but you can contact customer service to find out the specifics.	Sure thing! I actually tried to do it the first day I signed up and it hasn't been verified yet, so I guess they're just slow to respond. I am hoping it will be done in the next day or two.

Member Payment Dependent Notes Series 432417

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432417	$20,000	$20,000	11.83%	1.00%	August 12, 2009	August 17, 2012	August 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432417. Member loan 432417 was requested on August 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Amazon.com	Debt-to-income ratio:	3.69%
Length of employment:	1 year 4 months	Location:	Covington, WA

Home town:
Current & past employers:	Amazon.com
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

My mother wants to consolidate most of her accounts in order to lower the interest rates and avoid late fees, enabling her to get out of debt within the next two years. She has been working hard to pay her bills on time and takes her debt responsibilities seriously. Unfortunately, with interest rates rising it is getting increasingly difficult to pay down the loans. She wants to consolidate the following debts: Credit card - $2500 (21%) Credit card - $7000 (21%) Small bank loan - $3000 (8%) Car loan - $3000 (8%) 401(k) loan - $4500 (6%) My wife and I do not have the money to help her out directly, but we do have good credit and trust her to make the payment each month. We have the means to cover the loan payment should she be unable to do so.

A credit bureau reported the following information about this borrower member on August 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,470.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please contact Lending Club for procedures to verify your income. Thank you.	I've emailed member support asking how to verify my income.
WHY ISNT YOUR MOTHER APPYING FOR THE LOAN. THANKS	She did attempt to apply for the loan and was not accepted. Her credit score is a little too low. As mentioned before, we consider her a good credit risk and take full responsibility for the loan.
Why are you including three loans with interest rates below the Lending Club rate of 11.83%? There are two loans of 8% each and one with 6%.	The total monthly payments on these loans are higher than that of this consolidated loan. Paying them off all at once increases cash flow, making it possible to meet the remaining obligations each month.
Good to see you're helping out family but money and family/friends are tough mix. It's best to keep it contained so it doesn't affect the relationship. Will have create a notorized payment contract with your mother so there's no arguments or misunderstanding which can impact your personal relationship with her and your wife? How long have you been paying on your current mortgage? What outstanding debts do you current have?	I agree that money and family is a tough mix. We've arranged for the loan payments to be automatically withdrawn from her checking account, and we've had a good discussion about expectations and so forth. A notarized payment contract between her and us would not add much, particularly since we wouldn't enforce it through legal means. We're relying on her integrity not to stiff us, integrity which she has adequately demonstrated in the past. We've been paying the current mortgage for fourteen months now. Other than the mortgage, we have a $280/mo. car loan that will paid off Dec. 2010, and two credit cards that we pay off completely each month.
Could you verify your income with lending club? Pls contact them to find out how.	I have sent two emails already requesting what steps to take to have my income verified. One was to support@lendingclub.com, to which I received this reply: "Thank you for your email. The Lending Club credit review team will contact you directly to provide income documentation. If you would like, you may contact them at credit@lendingclub.com." The other to credit@lendingclub.com, to which I have not yet received a reply. I just called the support number but they're closed for the weekend. I'll give them another call Monday morning.

Member Payment Dependent Notes Series 432469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432469	$12,000	$12,000	12.18%	1.00%	August 14, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432469. Member loan 432469 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Fluent Energy Corporation	Debt-to-income ratio:	17.09%
Length of employment:	5 years 5 months	Location:	Lewiston, NY

Home town:	Buffalo
Current & past employers:	Fluent Energy Corporation
Education:	Villa Maria College Buffalo

This borrower member posted the following loan description, which has not been verified:

We need a downstairs bedroom for my Step Daughter that has CP. Taking her up and downstairs is getting harder now that she is getting bigger.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,176.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.07.2009 I am interested to provide funding up to $1,000 of your requested Home Improvement personal loan. 1. Briefly describe BOTH your position with Fluent Energy Corp and main line of business that employer engages in. 2. What were reason(s) for two credit inquiries within past 6 months. (Loan requested that were ultimately declined?) Good luck with your loan.	1 - I am the General Manager at Fluent. We assist companies in purchasing electricity on the deregulated wholesale market. 2 - I co-signed a student loan for my oldest daughter and they needed to check my credit when I applied for a business credit card for Fluent.

Member Payment Dependent Notes Series 432491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432491	$20,000	$20,000	14.61%	1.00%	August 17, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432491. Member loan 432491 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,096 / month
Current employer:	State of Connecticut	Debt-to-income ratio:	15.15%
Length of employment:	31 years 4 months	Location:	Cromwell, CT

Home town:	Hartford
Current & past employers:	State of Connecticut
Education:	Central Connecticut State University, University of Hartford

This borrower member posted the following loan description, which has not been verified:

Interested in consolidating my high interest credit cards (21.00-29.00%) into one loan and pay in full within 36 months. After divorce and having two grade school children it was necessary for me to obtain credit cards which now have interest rates that have risen in the 20% range. My focus now is to eliminate this debt into one loan at a much lower interest rate. I work in the financial field for the public sector and have been with the agency for over 25 years. I have 15 years to go before retirement and would like to eliminate these high interest rate credit cards now so that I can enjoy life when my golden years come along! Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,954.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 432493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432493	$13,000	$13,000	12.87%	1.00%	August 14, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432493. Member loan 432493 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Deloitte	Debt-to-income ratio:	6.26%
Length of employment:	2 months	Location:	Bethesda, MD

Home town:	Washington
Current & past employers:	Deloitte
Education:	McDonough School of Business, Georgetown University, Dartmouth College, Amherst College, Georgetown University

This borrower member posted the following loan description, which has not been verified:

I recently graduated with an MBA from a top 20 program and am currently employed with a large professional services firm in the Washington, DC area (one of the Big Four). Debt has become part of going to graduate school--especially in a full-time program--and I am looking to consolidate debt incurred as a result of relocation for school, housing, books, and other living expenses. I am gainfully employed with a very stable company and will have no problem meeting the monthly payments.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	54
Revolving Credit Balance:	$1,783.00	Public Records On File:	0
Revolving Line Utilization:	59.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, You mention that you have a large debt but your Revolving balance and DTI are pretty low. Would you please specify what is the amount of debt? and how much of it are you going to pay with the loan amount?	It may just be a mattter of how TransUnion allocated my various debts. All of the loan amount will go towards paying down my debt. I have roughly $6000 in credit card debt--most of which is on an airline "rewards"-type card that offers pretty unfavorable interest rates when not paid off in full every month. I also have $7000 in a personal, unsecured loan--again, the interest rates I can receive through this site are considerably better. While this consolidation loan will not have a huge effect in lowering my monthly payments, it will get me out of debt quicker and cost me much less in interest in the long run.
Hi, I am interested in funding your loan, but I have a question: Your loan request would be more appealing if you could please verify your income with Lending Club. (If you contact Lending Club, I think they can give you instructions on doing this by faxing pay stubs, tax records or some other form of verification.) Thanks very much! Hope that with these answers I can help you achieve full funding on your loan!	Thank you for the advice--I greatly appreciate it. I will connect with Lending Club today (Monday) to get the verification done.

Member Payment Dependent Notes Series 432551

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432551	$19,000	$19,000	11.48%	1.00%	August 13, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432551. Member loan 432551 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	InSTEDD	Debt-to-income ratio:	12.73%
Length of employment:	1 year 11 months	Location:	PALO ALTO, CA

Home town:	Chapel Hill
Current & past employers:	InSTEDD
Education:	University of North Carolina at Chapel Hill (UNC), Harvard University

This borrower member posted the following loan description, which has not been verified:

My wife and I got married 3 weeks ago. We have had some unexpected expenses this year, plus moving across the country and getting married. I earn $175,000 per year, taking home $9200 per month after taxes. I pay $1,900 in rent on our current home. I also have a car loan ($590) and about $1000 in other monthly payments. Back in 2002, I took out a Bank of America loan for $18000 and paid it off in full with out a single late payment; at that time, I was earning roughly half of what I do now. My BoA Visa Card, which I had to use to pay some of our expenses, recently raised rates dramatically. Please help! We have no children yet, no mortgage, no health problems. We both have stable executive positions at software companies in Silicon Valley, together earning more than $300,000 per year. We both have excellent credit.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,658.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With the income and expense you provided above, you should have around $5700 per month that is leftover. Add your wife's income and it seems as though you would be able to pay off your credit card debt of about $30k in just a few months. With that in mind, why are you looking to Lending Club for a loan with your high income? Do you anticipate paying off the loan in less than 36 months? If yes, how long to you think it will take you?	Good question. First, we are trying to save to buy to buy the house we are renting. Secondly, we do intend to pay off the loan sooner -- 12 months if we can swing it, 18 months max.
Have you verified your income with LendingClub?	Yes, I have provided them with all required information.
Have you verified your income with Lending Club yet? Thanks.	Yes, I have provided them with all required information.

Member Payment Dependent Notes Series 432554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432554	$5,000	$5,000	8.59%	1.00%	August 13, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432554. Member loan 432554 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,750 / month
Current employer:	Pelco	Debt-to-income ratio:	2.29%
Length of employment:	5 years	Location:	FRESNO, CA

Home town:	Hong Kong
Current & past employers:	Pelco
Education:	University of California-Irvine (UCI)

This borrower member posted the following loan description, which has not been verified:

Relocating from Fresno, CA to Anahiem, CA.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,870.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Will your relocation require you to leave your current job? And, can you give a short description of the type of work you do? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The only debts I have are the 3 credit cards, I do not have any car loan or home loan nor student loan. My monthly expenses are no more than $1000. I already got a new job at the new location. As of now, I'm making $34K, my new job will be at $40K. I do financial work, A/R Specialist. I will be a credit analysis. I do have a savings account in ING Direct. I can send you copy of my pay stub to verify my income.

Member Payment Dependent Notes Series 432558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432558	$18,000	$18,000	15.31%	1.00%	August 18, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432558. Member loan 432558 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	innovative dining group	Debt-to-income ratio:	17.38%
Length of employment:	9 years 8 months	Location:	Studio City, CA

Home town:	Beppu
Current & past employers:	innovative dining group, makoto
Education:	high school graduate

This borrower member posted the following loan description, which has not been verified:

I have been planning to start my own journey. Getting funded from private investors. I am requesting amount of $18000 for 4month of my start up expenses. My fico score is 738 on July 15th 2009. In 14 years of credit history, never missed the payment. I have been managing my financial situation responsibly. I have been working in the industry over 15 years. I would like to introduce world something that I have learned and created. My wife is supporting me to make this happen, she works part time while our daughter is in preschool. I have been working for the company about 10 years, knowledge and experience and my supporters are my confidence. I hope that you can help me making it happen. Thank you

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,712.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you continue to work at Innovative Dining Group while starting your new venture? Without giving away any trade secrets, can you give us some idea of your business plan?	At this moment, I am ready to focus on my project. I am taking over the restaurant that I previously worked for 6years. The owner chef is retiring this fall after establishing 16years. I have realstic numbers (Monthly expenses, P&L). I also think that 7days operation instead of 5 will help increase the revenue.

Member Payment Dependent Notes Series 432571

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432571	$10,000	$10,000	7.74%	1.00%	August 12, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432571. Member loan 432571 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	norman photography	Debt-to-income ratio:	15.10%
Length of employment:	20 years	Location:	Trumbull, CT

Home town:	queens
Current & past employers:	norman photography, Richard Noble studio
Education:	SUNY Purchase, NY

This borrower member posted the following loan description, which has not been verified:

i am a self employed photographer - in business for 20 years

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,109.00	Public Records On File:	0
Revolving Line Utilization:	73.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 432574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432574	$2,800	$2,800	12.87%	1.00%	August 13, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432574. Member loan 432574 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,777 / month
Current employer:	mimis cafe	Debt-to-income ratio:	3.52%
Length of employment:	3 years 5 months	Location:	modesto, CA

Home town:	San Diego
Current & past employers:	mimis cafe, CAL FIRE-firefighter
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

Im short about $2000 for my wedding expenses. I want to be able to give my future wife the wedding she deserves.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	44
Revolving Credit Balance:	$2,391.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your forthcoming wedding! I would like to help fund your loan, but have a few questions. When are you planning on having the wedding? And, have the majority of the arrangements already been made and the costs determined? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? What is you occupation? And, can you give a short description of the type of work you perform at mimis cafe? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My wedding is Aug. 22 2009. Everything is pretty much done and paid for, except for some last minute expenses which is why i need just the $2800. I budgeted for a 75 person guest list and ended up with 95 guests. I was afirefighter for 6 years until a career ending injury sent me back to school for respiratory therapy which I am currently enrolled. I am a server and asst. manager at mimis cafe. i do have student loans but they are deffered until i get finished with school. My monthly expenses are about $1000.

Member Payment Dependent Notes Series 432592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432592	$4,800	$4,800	13.22%	1.00%	August 12, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432592. Member loan 432592 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Gregory Sukornyk	Debt-to-income ratio:	11.98%
Length of employment:	2 years 5 months	Location:	Davie, FL

Home town:	Santiago
Current & past employers:	Gregory Sukornyk, Placido Herrera (Pavlik Design Team), Joseph Herndon (Flagstone Property Group), James Boomgard (Development Alternatives Inc.)
Education:	Universidad Privada Boliviana (bachelor's degree), Universidad de Barcelona / Escuela de Administracion de Empresas (master's degree))

This borrower member posted the following loan description, which has not been verified:

I am looking to pay for an online master's degree and a new laptop. Unfortunately I wasn't able to get a student loan because the school is not within their list of approved foreign schools by the department of education. It is a great opportunity for me and I would appreciate it if you help me with this loan and if possible not terribly high interest rates...I have a credit score of 689. Please let me know. Thanks, Maya

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	54
Revolving Credit Balance:	$2,523.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
will you please send to lending club proof of incme thank you and good luck	An ammount of $0.39 was debited from my chase checking card. Please let me know if that's what you were inquiring about or if you need any additional information. Thank you very much. Maya Parada
Hi Maya, Are you keeping your current job while getting your education? What is your current job? Thanks!	Hi Ericabiz, Yes, I am staying at my current job while getting my education. It is an online program. I work at a company that offers online interactive promotional solutions if you'd like to visit the website you may go to www.breakoutsolutions.com. Thank you very much for your consideration! Most Sincerely, Maya Parada
Hi, He meant by Proof of Income to verify how much you are making Monthly ... (Contact Lending Club to find out How) This will help Lenders fund your Loan. Also, Will you be holding your current position with Gregory Sukornyk ? Thanks	Hi Pneuma, I get paid twice a month and after taxes I receive a total of $3580 per month. And yes, I will remain at the company I am currently working at as a Project Manger. The name of the company is Breakout Solutions (www.breakoutsolutions.com) and I have been there for 2 years and 5 months. This is no time to quit therefore I selected an affordable online master's degree. I hope that answers your question and I thank you in advance for your time and consideration. Most Sincerely, Maya Parada
Please phone Lending Club and find out how you can verify your income, with a W-2 or paystub. What do you do with Gregory Sukornyk? Is the master's degree a general one in business administration; if not, what area will you specialize in?	Dear notagradpa, Yes, I will send them my W2 in a moment. I work as a Project Manager for a company called Breakout Solutions (www.breakoutsolutions.com). We offer online interactive advertising solutions. Gregory Sukornyk is the CEO and I have been working there for 2 years and 5 months. The master's degree will be in Online Marketing which will help me get better at what I currently do, which is something I love. Please don't hesitate to contact me with any other questions you may have. I thank you in advance for your time and consideration. Most Sincerely, Maya Parada

Member Payment Dependent Notes Series 432628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432628	$7,000	$7,000	7.74%	1.00%	August 13, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432628. Member loan 432628 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Childrensn's Hospital Boston	Debt-to-income ratio:	2.58%
Length of employment:	1 year 2 months	Location:	Boston, MA

Home town:
Current & past employers:	Childrensn's Hospital Boston
Education:	The University of Alabama at Birmingham, Washington University in St. Louis School of Medicine, Oxford University, Oriel College

This borrower member posted the following loan description, which has not been verified:

I am a new physician just starting out and paying back medical school loans. Somehow life has caught up with me and I have a bit of credit card debt accrued (turns out they don't pay new doctors much!) from moving, etc. that I would like to pay off. I of course make payments on time and am responsible. Thank you for considering this loan for me, it would make life a lot easier.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,139.00	Public Records On File:	0
Revolving Line Utilization:	15.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could an you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $4,139.) Do you have any other outstanding debts not being consolidated with this loan, like a car loan? And, can you give a rough estimate of your total monthly expenses? What area of medicine are you currently practicing? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	-I have approximately a $3000 debt to kind family members. -Monthly expenditure approx $3000 -Pediatrics -No savings account or emergency fund -Yes, income can be verified

Member Payment Dependent Notes Series 432642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432642	$6,000	$6,000	12.87%	1.00%	August 12, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432642. Member loan 432642 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Limited Brands	Debt-to-income ratio:	13.09%
Length of employment:	9 months	Location:	WEST NEW YORK, NJ

Home town:	Stoneham
Current & past employers:	Limited Brands, Rocawear
Education:	Laboratory Institute of Merchandising

This borrower member posted the following loan description, which has not been verified:

I am getting married in June 2010 and I need a loan to pay for the deposit, plane ticket, ceremony expenses, favors, dress, invitations, DJ and photographer.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	44
Revolving Credit Balance:	$10,134.00	Public Records On File:	0
Revolving Line Utilization:	38.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 432703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432703	$14,075	$14,075	13.22%	1.00%	August 18, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432703. Member loan 432703 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,714 / month
Current employer:	Federal Bureau of Investigation (FBI)	Debt-to-income ratio:	23.71%
Length of employment:	33 years	Location:	Waldorf, MD

Home town:	Chicago
Current & past employers:	Federal Bureau of Investigation (FBI)
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

Taking high interest rate credit cards and paying them off at a better credit rate here. Then I plan on canceling these cards completely. With the money I will be saving on the interest rate I plan on rolling the payments over to another debt until that is paid off. This will have what is know as a snowball effect and soon I will be debt free. I know this system works if you stay with it and keep the snowball going. I have been at my current job for 33 years. I am reliable and trustworthy with paying my bills. I have a very good credit score.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$156,752.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How safe is your job? I want to get a sense of your job security to feel comfortable you will pay off your loan on time during the 3 years. thanks	Very safe. I have job security and do not plan on retiring for at least another 6 years.
Why do you have a Revolving Credit Balance of $156,752 without any explanation? Why have you never paid this off after all that time?	Good question. I was good hearted when my son ran into some financial difficulty, he is 27, and I wound up helping him with the staement that he would pay me back. Well that isn't happening as fast as I thought. A lot my debt is a result of helping him. I know that was stupid but as a mom I did it once and have learned not to do that again. Hope that answeres the question and warns others of the possiblity of what can happen.
08.15.2009 You have excellent job security with FBI government civil service. I am interested funding $1,000 of your requested loan but I have issues needing clarification. Your credit report shows $157K revolving credit. You say part of this is your son's debt. 1. What amount is your debt? 2. What amount is your son's debt? 3. What is outstanding amount home morgage? 4. What amount is unsecured loan debt? 5. What amount is credit card debt? 6. What is your monthly mortgage payment (P+I+T+I) Good luck with your loan. Thank you.	The only unsecured debt is my son's that I took out. That is now paid down to $25, 000. I have paid off several of the revolving cards totaling up to $10,000 but was advised that if I cancel these it would go agains my credit report. I co-signed for my son's car which is down to $8,000 from $21,000. The bills that are killing me right now are the 2 credit cards I used to help him also/ rent cable and so forth. The interest rate is 29% now. When I used them they were only 11%. These would be paid off with the money I have requested. Just for further clarification I no longer have any of these credit cards. I have cut each one up. I will cancel them one by one so it won't go against credit report.

Member Payment Dependent Notes Series 432711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432711	$20,000	$20,000	12.18%	1.00%	August 17, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432711. Member loan 432711 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	20.11%
Length of employment:	3 years	Location:	ARLINGTON, VA

Home town:	Manassas
Current & past employers:	Northrop Grumman, BAE Systems
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

i would like to get a personal loan to consollidate my credit card debt.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,359.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you verify your income?	how do i do that? i faxed all my work info to to lending club yesterday...

Member Payment Dependent Notes Series 432771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432771	$5,000	$5,000	8.59%	1.00%	August 12, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432771. Member loan 432771 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Delphi	Debt-to-income ratio:	6.87%
Length of employment:	3 years 3 months	Location:	saginaw, MI

Home town:	saginaw
Current & past employers:	Delphi
Education:

This borrower member posted the following loan description, which has not been verified:

im buying a motorcycle i dont have any other loans just my home mortage and i always pay on time.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,914.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Have you already found a motorcycle you would like to buy? And if so, is it from a motorcycle dealer? Your credit history shows a revolving credit balance of $8,914. Is this a part of your mortgage? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Delphi? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	yes i already found a bike, it is not from a dealer it is for sale by owner. im not sure if its part of my mortgage, roughly my expenses are around 1200 to 1500. im a plant cordinater i make sure everyone is doing there job and keeping up with there schedule. i dont have a savings account but i do have a personal savings plan threw work and pension. yes im willing to verify.
I'm interested to help with your loan but would like to know more about your monthly expenditures. How much is your mortgage per month? Could you also list your other monthly expenses as well? Thanks!	my monthly expenses are around 1200 to 1500, my mortgage is 773 a month.

Member Payment Dependent Notes Series 432774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432774	$4,800	$4,800	12.53%	1.00%	August 12, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432774. Member loan 432774 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,267 / month
Current employer:	Department of Defense (DOD)	Debt-to-income ratio:	11.94%
Length of employment:	3 months	Location:	Grovetown, GA

Home town:	Augusta
Current & past employers:	Department of Defense (DOD), Science Applications International
Education:	American Intercontinental University Online, University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

My credit might not seem as good as it should. But I can afford to pay this back. I could make my purchase cash within a couple of months but I need it now and cannot wait. This is the reason for my loan otherwise would make my purchase cash. I have 2 other sorts of income other than my DOD job. Thank you for your help.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	13
Revolving Credit Balance:	$1,725.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the motorcycle intended as primary transport or for recreation?	It will be used as primary transportation to and from work for my husband. (It saves money on the long run as far as gas goes)

Member Payment Dependent Notes Series 432817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432817	$4,500	$4,500	19.82%	1.00%	August 12, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432817. Member loan 432817 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Cort Furniture Rental	Debt-to-income ratio:	23.52%
Length of employment:	8 years 1 month	Location:	MATTAWAN, MI

Home town:	Kalamazoo
Current & past employers:	Cort Furniture Rental, ABC Warehouse
Education:	Davenport University

This borrower member posted the following loan description, which has not been verified:

Paying off creidt card debt.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,444.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your current rate on your cards? What are your plans for those cards after receiving this loan?	Type your answer here. they are very reasonable rates. I only try to use these cards for emergency type situations, but I needed a down payment for a truck and I finished my basement off.
10 inquires in the last 6 months is really high. Can you explain this please?	Type your answer here. I just purchased a new vehicle and I tried a couple of credit unions for personal loans.
Is this loan for additional debt above and beyond the 5444.00 listed on your credit history report? What is the current interest rate on the debt that this loan will pay off? Finally, what is your current monthly payment on the debt you are planning to pay off with this loan? Thanks	Type your answer here. It is strictly for this debt. If I get the loan great if not oh well. I will just keep making payments. Thanks for your time.

Member Payment Dependent Notes Series 432850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432850	$4,500	$4,500	7.74%	1.00%	August 17, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432850. Member loan 432850 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Massachusetts General Hospital	Debt-to-income ratio:	15.30%
Length of employment:	2 years 7 months	Location:	QUINCY, MA

Home town:	Natick
Current & past employers:	Massachusetts General Hospital
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

The purpose of this personal loan is to cover medical expenses of a family member with cancer.

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,204.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Curious about your amount. My personal experience with cancer (extended family member currently has lung cancer) is that expenses are unknown and can extend for some period. Is the loan to cover drugs not covered by insurance? I'm new to Lending Club, so not sure what are the limits of questions to be asked.	Yes exactly, the loan would be to cover perscription drugs not covered by insurance.
Will you be paying for all future treatment for this family member or is this a one-time thing?	Yes this is a one-time thing, to pay off bills for perscription drugs not covered by insurance. Arrangements have been made with family to pay for any future perscription drug costs.

Member Payment Dependent Notes Series 432918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432918	$5,000	$5,000	12.18%	1.00%	August 13, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432918. Member loan 432918 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Pacific Scientific Energetic Materials Co.	Debt-to-income ratio:	24.73%
Length of employment:	6 years 8 months	Location:	Maricopa, AZ

Home town:	Phoenix
Current & past employers:	Pacific Scientific Energetic Materials Co., Pacific Scientific, Allied Signal Aerospace Co. (Garret Engine Division), Inline Incorporated, U.S. Space and Rocket Center (Space Camp), Camp Walt Whitman
Education:	Arizona State University, South Mountain Community College

This borrower member posted the following loan description, which has not been verified:

My financial situation: I am employed as a manufacturing engineer for 6+ years supporting the commercial, aerospace and defense industries. Within this coming year $440 per month will be freed up from an auto loan I took out to purchase a vehicle for my mother. I am single and own my own home. I had my last vehicle paid off until a drunk driver hit me last year and totaled it. I will have my replacement vehicle loan paid off within one year, freeing up $220 per month for paying down dept even faster.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	60
Revolving Credit Balance:	$22,457.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please answer the following questions: --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees? --Your revolving credit is listed as $22,457. Does that include any mortgages? How much of this is actual credit card debt? --What debts are you do this consolidation loan for $5000? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. Thanks!	Mortgage~$1,200/mo Property Taxes~$600/yr Insur. and HOA~$120/mo Revolving credit does not include mortgage. Actual Credit Card Debt is approx. $25,000. I am going to use this loan for paying off Discover and Chase Credit Cards for a total of $4536. Both of these cards recently raised my rates for apparently no good reason other than they want to maintain profitability, they raised to 18%. I am cancelling these cards when paid off. My other cards have remained with low rates below 7%.This loan will will help with my worst cards. Saved in liquid assets and investments(401K) now is approx. $50,000

Member Payment Dependent Notes Series 432923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432923	$3,000	$3,000	7.74%	1.00%	August 12, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432923. Member loan 432923 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,350 / month
Current employer:	BVK Gaming Inc	Debt-to-income ratio:	1.27%
Length of employment:	2 years 2 months	Location:	American Canyon, CA

Home town:	Phoenix
Current & past employers:	BVK Gaming Inc
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

Hello, I've had my current (1998 Honda Accord) car for 6 years, while it is now an 11 year old car. After some repairs, I think it is time to move on. I'm looking into getting a 2006 Honda Civic LX/EX (I like those moon roofs for some reason). I have enough cash on hand to pay for all of the car, which is why I am going to this loan. I like to have a cash cushion in life, some may call it an emergency fund.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,347.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 432985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432985	$4,000	$4,000	12.53%	1.00%	August 12, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432985. Member loan 432985 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	home daycare	Debt-to-income ratio:	2.30%
Length of employment:	2 years 5 months	Location:	OZARK, MO

Home town:	Fort Leonard Wood
Current & past employers:	home daycare, skaggs hospital, letsch advertising
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate down to one payment a month. just one of my credit card has a intrest rate of 46.6%.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,390.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How did you get an interest rate of 46%? Was it always like that or they recently raised it? If so, what reason did they give for raising it so high?	Type your answer here. It started out as 12% two years ago when I opened the account. I have know idea maybe the economy is why they raised it to 46 it is crazy. So it was a recent raise.

Member Payment Dependent Notes Series 432988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432988	$3,500	$3,500	11.48%	1.00%	August 18, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432988. Member loan 432988 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	The Gabbert Company	Debt-to-income ratio:	7.58%
Length of employment:	20 years 4 months	Location:	Houston, TX

Home town:	Conroe
Current & past employers:	The Gabbert Company
Education:

This borrower member posted the following loan description, which has not been verified:

The loan is for the purchase of a BBQ Trailer. I cook competition BBQ and have been wanting to upgrade to an enclosed trailer for some time. The purchase price of the trailer is $10,500.00 and I am putting $7,000.00 down and need the loan for the balance. My wife and I have both been on our jobs for 20 years and in our home for 12 years. I have no doubt that our credit scores will be sufficient for this loan amount. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	75
Revolving Credit Balance:	$4,336.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at the Gabbert Company? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes I have a car loan. My wife has been employed by Travelers Insurance for approx 20 years. I am a parts manager. I am responsible for all inventory and purchasing for our company. I am not opposed to verifying my income if needed.
what was the delinquency you had?? and why..	I am not sure what is being referred to. There was an issue of a payment or two being late when I switched to online bill payment and did not allow enough time for payment to arrive.
08.07.2009 Virginia Beach, VA I am interested in funding $500 of your competition BBQ trailer purchase loan request but need answers to 4 specific issues. 1. Provide brief description your job at Gabbert Co. and description that best describes employers line of business. 2. Provide wife's job description, identify her employer and description that best describes her employers line of business. 3. Provide monthly total mortgage payment amout (P+I+T+I). 4. Describe what distinctive style BBQ that you prepare for BBQ competiton cook-offs. Your credit record is excellent and you are a good candidate for an investment in your requested loan. I appreciate good BBQ cooked in variety styles, including vinegar-based North Carolina dry pulled pork style, Memphis style, Kansas City style, and Texas smoked brisket style to mention just a few style available. I hope that you win some future BBQ cooking competitions. Good cooking!!!	I am a parts inventory and purchasing person. I am responsible for all of your inventory. I am also the unofficial IT person for the company. I am responsible for our inhouse network and web site. My wife has been employed for 20 years with Travelers Insurance and works in the IT department. My current mortgage payement is $750 per month and I do not escrow any insurance or taxes. I pay these when they are due on an annual basis. I cook good ole' Texas BBQ. Sauce is not king here, just the flavor of the meat. I compete in chicken, pork spare ribs and brisket. I have placed at many competitions including the San Antonio Rodeo this past Feb. The San Antonio Rodeo is the third largest sanctioned cook off in the United States. I am also a past Cooker of the Year for Texas Gulf Coast BBQ Cookers Association. I manage their web site at www.tgcbca.org if you would like to check it out. Thank you for the questions. Craig

Member Payment Dependent Notes Series 433040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433040	$2,600	$2,600	13.22%	1.00%	August 13, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433040. Member loan 433040 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Flagstar Bank	Debt-to-income ratio:	9.51%
Length of employment:	3 years 1 month	Location:	SAINT CLAIR SHORES, MI

Home town:
Current & past employers:	Flagstar Bank
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

I am using this loan to refinance a credit card. I was one day late on a payment, and the lender raised my rate from 3.99% to 29.99%. Help me please!

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	14
Revolving Credit Balance:	$47.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Rent - $0 Utilities - $160 per quarter (Water Bill) Gas - $110/mo. Cell Phone - $79/mo. Gym Membership - $26/mo. Tuition - Deferred until after graduation in 2011
The RC balance listed is only $47. How much do you owe at 29.99%?	$2575 approximately

Member Payment Dependent Notes Series 433078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433078	$4,000	$4,000	17.39%	1.00%	August 12, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433078. Member loan 433078 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,383 / month
Current employer:	Target	Debt-to-income ratio:	13.19%
Length of employment:	3 years 2 months	Location:	Minneapolis, MN

Home town:	Alexandria
Current & past employers:	Target, Lowry Air Force Base, Denver CO
Education:	Savannah College of Art and Design

This borrower member posted the following loan description, which has not been verified:

Please note that I have recieved a new job that requires me to move across country. As soon as I start my new job I will receive a $5,000 signing bonus ensuring that the loan will be paid in full. This loan is to helo with relocation and I will appreciate anything that you can do. Thank you so much, Erika Roldan

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	28
Revolving Credit Balance:	$24,666.00	Public Records On File:	0
Revolving Line Utilization:	99.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current credit card rates? How long do you intend to keep this loan? What is this new job and who is it with?	I intend to pay the loan off within the next few months. My new job as Designer for Juicy Couture gives me a 5,000 bonus within 30 days of being on payroll, which is what I will use to pay the loan off in full. I need the 4,000 to help me move and begin my new job. I have 3 credit cards, all average of about 18% and they are what helped me get through college. Please let me know if you need anything else, Thank you, Erika

Member Payment Dependent Notes Series 433101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433101	$4,000	$4,000	11.83%	1.00%	August 12, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433101. Member loan 433101 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Deltronic Corp	Debt-to-income ratio:	23.95%
Length of employment:	14 years	Location:	Irvine, CA

Home town:	Mexico
Current & past employers:	Deltronic Corp
Education:

This borrower member posted the following loan description, which has not been verified:

I need the loan to pay off the hall.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your forthcoming wedding! I would like to help fund your loan, but have a few questions. When are you planning on having the wedding? And, are there any other wedding costs remaining? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Deltronic Corp.? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Its actually my daughters wedding. No more costs remaining. I have a car loan, but my wife pays for that. I oporate big machines, we make aiplain parts. Yes I have a savings account. Monthly expenses like 1,800.00.

Member Payment Dependent Notes Series 433106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433106	$5,200	$5,200	13.92%	1.00%	August 14, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433106. Member loan 433106 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Citigroup Inc.	Debt-to-income ratio:	8.09%
Length of employment:	8 months	Location:	Phoenix, AZ

Home town:	Santa Ana
Current & past employers:	Citigroup Inc., The Lyle Anderson Co., Inc., Move.Com (Formerly Homestore.Com)
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my debt as I have a couple accounts with high interest rates. I have a good standing credit history, have never defaulted on a loan and have a stable career path. I would like to pay these accounts off and have a lower fixed payment, where I may pay more towards principal. Thank you.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,194.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Citigroup Inc.? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello. I do have a student loan which is at a pretty decent rate and always paid on time. My total monthly expenses are about 1600.00. In my position at Citi, I collect past due accounts for 1st and 2nd mortagages. I also assist homeowners with modifications to maintain home affordability. I do have a savings account and am able to verify income. Thanks.

Member Payment Dependent Notes Series 433133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433133	$12,000	$12,000	11.48%	1.00%	August 14, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433133. Member loan 433133 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,775 / month
Current employer:	CR BARD	Debt-to-income ratio:	16.27%
Length of employment:	19 years 10 months	Location:	FORT EDWARD, NY

Home town:	x
Current & past employers:	CR BARD
Education:

This borrower member posted the following loan description, which has not been verified:

None

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,528.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.09.2009 I am interested funding $500 of your requested $12,000 personal loan but require clarification on some issues. 1. You must explain reason for requesting $12,000 home loan. i.e., either home remodeling or renovation or improvement, either room or bath or garage addition, required down-payment on purchase price of real estate. In short describing vwhatever applies will help lenders understand what is your primary purpose for borrowing from Lending Club. 2. Briefy describe your position at C R Bard Co and also provide a thumb nail sketch of temployers main line of business. 3. Do you have a home mortgage? If yes what is P+I+T+I total monthly amount? Good luck with you loan request.	1. Home Puchase. Bough home at county tax forclosure auction for $34,000. (market value $78,000.00). Put 25% down ($6,800.00 + $1,700.00 auctioner fee) day of auction. Owe $27,200 by 8/20/09 or forfiet house and deposit. Have $20,000.00 cash of my own. Looking for personal loan for remaining $12,000.00 because I don't have time to go through the mortgage process. Home will be my primary residence. 2. Supervisor, Medical Device Manufacturer 3. I do not have a mortgage.
Jan; I am interested in providing a substantial portion of the funds you need to get you into that house. I strongly believe in what you are doing. However, I have some specific questions. 1) Are you married and if so does your spouse have any additional household income? 2) Have you contacted Lending Club to have your income verified? That would attract other lenders much quicker. 3) You have been with CR Bard for nearly 20 years. However, your credit history only shows 11 years of history. Can you explain the missing 9 years? 4) Once you get into the house are you planning on getting a mortgate or home equity line to pay down this loan or any of your $21k in revolving debt? Thank you.	1. I am not married. 2. I contacted Lending Club this afternoon after receiving your question. The women told me verification of income was determined on a case by case basis and that I should wait for Lending Club to contact me via email or phone when or if needed. 3. Started at C.R. Bard part time while I was attending college (1989). I did have a car loan in 1990 w/co-signer (bought my first car). Another car loan in 1992 w/co-signer (traded for a convertible) Then another in 1998 (traded my convertible for a mommy car). Between 1989 and 1997 I was in my late teens / early / mid twenties and my only responsibility was going to work and partying with my friends. My car was my only bill and my paycheck covered my social life. I did have a JC Penny credit card sometime during that time frame (needed new clothes to go out). Other than that, I had no need for credit cards / other type loans. Decided to grow up around 1997. Had my daughter in late 1997 and a need for credit. 4. After two local banks told me a mortgage would never close in time, and I knew a personal loan (triple the interest rate) was going to be my only hope, I did speak to my local lender in regards to getting home equity / consolidation loan after the fact. She said that I need to live in the house for 1 year before I could apply for a mortgage. This is always an option and I???m sure I will be looking into this at some point. Right now my main focus is just trying to get the house.
Jan; I am providing the balance of the funding you need to get this thing done. Lending Club should be able to forward the funds to you well before the 20th. I am pleased to be able to help someone like you who is interested in building your net worth and a stable life for your daughter.	I'm speechless. My daughter on the other hand has not stopped screaming. Thank you

Member Payment Dependent Notes Series 433142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433142	$8,000	$8,000	11.14%	1.00%	August 13, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433142. Member loan 433142 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Sensata Technologies	Debt-to-income ratio:	9.54%
Length of employment:	3 years 2 months	Location:	Brighton, MA

Home town:	Chicago Heights
Current & past employers:	Sensata Technologies
Education:	University of Massachusetts at Amherst

This borrower member posted the following loan description, which has not been verified:

Hi, I am looking for a small loan to pay of higher interest credit cards and free up some cash since I will be moving in September (still renting but need cash for last and security deposit). I work as an engineer and have been employed for 3+ years. I have a good income (60K) and have very little debt other than my 17K low interest student loan. Thanks for your consideration! Josh

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,970.00	Public Records On File:	0
Revolving Line Utilization:	6.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Investors may feel more confident loaning to you if you verify your income with LC. Good luck with your loan.	Thanks for the advice. This is my first time and I did this last night so I am still waiting for the income verification. It should go through soon.
I would like to help fund your loan, but have a few questions. Why are you moving? And, will you be leaving your current job? Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi, Right now I am living in Boston and commuting 55min to Attleboro Ma where my job is. I am moving to decrease my commute (~30min) and take the train into work. This is a much more relaxing ride and I will save some money on gas/maintenence. Right now my monthly income after taxes is $3400. The new place I will be renting is 625 plus utls so i will probably end up paying $750 for housing all together since I am splitting with a roomate. My car is paid off (2002 Honda Civic Si) so I am only paying insurance which is 200/month. My school loan that I mentioned cost me 200/month as well. I do have money stashed away that i could get to if needed. I have 1000 in savings as a buffer. The rest goes into a Roth IRA. Right now i have 12K there. With how the economy is going i would like to keep that money there, but if worst came to worst i could always take out my contributions and use that as an emergency fund. I just broke even there so basically my whole balance is contributions so i would have the full 12K available. Let me know if this helps. Thanks, Josh
08.07.2009 I am interested funding up to $500 of your requested debt consolidation loan but have issues needing clarification. 1. Briefly describe Sensata Technologies Corp MAIN line of business. 2, Briefly describe your SPECIFIC engineering job. Good luck with your loan.	Hi, Sensata Technologies is the largest sensors manufacturer in the US. We supply sensors to automotive, HVAC, HVOR, and airline bussinesses mainly. My specific job is quality assureance for Cummins and International HVOR companies. Cummins is one of our main customers and is a healty company that we see having more bussiness with moving forward. Since I am the main contact for quality issues I see my job as being very stable. Thanks, Josh

Member Payment Dependent Notes Series 433144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433144	$1,000	$1,000	12.53%	1.00%	August 14, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433144. Member loan 433144 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,221 / month
Current employer:	Home Depot	Debt-to-income ratio:	21.12%
Length of employment:	6 years 9 months	Location:	Fort Worth, TX

Home town:
Current & past employers:	Home Depot, Mouser Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will pay off all my high intrest credit cards and with a lower intrestrate I will be debt free sooner.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	6
Revolving Credit Balance:	$17,080.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 433152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433152	$7,500	$7,500	11.48%	1.00%	August 14, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433152. Member loan 433152 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,700 / month
Current employer:	Public Health Institute	Debt-to-income ratio:	9.68%
Length of employment:	1 year 6 months	Location:	Sacramento, CA

Home town:	Sacramento
Current & past employers:	Public Health Institute, ImanusT, KB Home
Education:	University of California San Diego (BA), University of California Davis (MBA)

This borrower member posted the following loan description, which has not been verified:

I need a loan to help me get married. I am have a full time job in management and my fiance is a resident physician. But we are just starting out and do not have enough to pay all the vendors for our wedding. Please help us.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,341.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your upcoming nuptials. Is the information a combination of you and your fiance's info, or is it only your info? Will there be a change in your living arrangements that will affect disposable income after the wedding?	This is only my info. I make $56,400 a year and my fiance makes about the same amount I do ($50 K) but will make over 100 K after he is done with medical residency in a few years. Our combined total annual income is actually slightly over $100,000. We will be renting a house after the wedding. So I will be spending $1500 a month on rent. We are about $12 K short in terms of paying vendors for our wedding. We have more than enough for rent, food, etc, but can't afford to drop $12 K all at once.
Congratulations! What is the total budget for your wedding? Is family helping? Where is your fiance a residence and what specialty? Do you expect to take the full 3 years to pay off the loan?	Total budget is around $35 K. My parents are putting in $20 K. We have put in $5 K ourselves and are going to try to put in a bit more, but we definitely cannot do $10 K. My fiance is a medical resident at UC Davis and he is specializing in neurology. I am hoping to pay off the loan before 3 years because I prefer not to be in debt.
Congrats on your wedding! Could you verify your income with lending club? Pls contact them to find out how.	I'd be happy to do so. I just need to figure out how.
Can you explain the $7,341 debt and how much you pay each month to pay it off? How many more years does your fiance have in his residency and what will be his monthly payment in student loans? I was confused about your rent -- do you live together or separately now? If separately, do you expect your rent to decrease when you move in together. Once again, congrats during this very exciting time.	My fiance does not have any student loans because his grandmother left him a ton of money that was to be used for his medical school. She really wanted him to become a doctor. We live separately now. I live with my parents and don't pay rent. He now pays $800. We will pay $1500 in rent together. The $7341 stems from the tickets we already purchased for our honeymoon (Hawaii all inclusive around $2000 total) and the remainder of what was used to purchase my engagement ring. My fiance transferred a balance to one of my credit cards because we were combining finances and my card had a better interest rate. We have been paying off $300 a month respectively and intend to keep doing so.
Same request as above. I'm happy to fund once your income is verified. No need to respond.	I emailed them and asked them how to verify my income. I am still awaiting a response. If someone knows how to verify income and can list the exact steps to do so please let me know. Thanks!

Member Payment Dependent Notes Series 433155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433155	$9,000	$9,000	11.83%	1.00%	August 13, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433155. Member loan 433155 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	PC-Doctor, Inc.	Debt-to-income ratio:	10.83%
Length of employment:	1 year 3 months	Location:	Reno, NV

Home town:	Bend
Current & past employers:	PC-Doctor, Inc.
Education:	Oregon Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I have two current credit card balances in good standing, but with high interest rates (partly due to banks raising rates lately, partly due to having poorly chosen cards with high starting rates when I was younger). I am looking to secure a loan to pay off these balances, to pay back at a lower interest rate (the cards are now each charging >20% interest). I am gainfully employed in a secure job, with enough discretionary income that I could pay more than the minimums on these balances each month, but I estimate that it will cost me hundreds more in interest to do so. My only other debts are student loans and my (not underwater) mortgage, each of which are at very manageable rates.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,237.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at PC-Doctor, Inc.? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I'd estimate my monthly expenses at roughly $3k. I do have a small emergency fund, enough to cover about a month and a half of expenses - contributing towards this to grow it is one reason why I'm looking to refi my credit card debt, rather than paying it down at a faster pace. At PC-Doctor, I design diagnostic tests for PC hardware. We're the world's largest diagnostics company and I am one of a core team of engineers that work directly on the diagnostics (as opposed to a sales/support role). I will verify my income as soon as I can. I just signed up as a borrower (I actually have a small lender account here as well).
Can you please explain your revolving debt? Thanks.	The debt is the result of several things: 1) I began relying on the cards for day-to-day purchases while saving for a mortgage refi. 2) Car repairs due to normal wear/tear. 3) I began building an emergency savings fund. 4) Emergency travel due to a wake.

Member Payment Dependent Notes Series 433166

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433166	$6,500	$6,500	15.65%	1.00%	August 12, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433166. Member loan 433166 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Village of Trumansburg	Debt-to-income ratio:	13.16%
Length of employment:	4 years 8 months	Location:	Trumansburg, NY

Home town:	Ithaca
Current & past employers:	Village of Trumansburg
Education:	Tompkins Cortland Community College

This borrower member posted the following loan description, which has not been verified:

First let me say I am very fortunate, I have a great job that pays me well with great benefits, including health insurance. Unfortunately, my son was very ill from February through May and was hospitalized 3 times not including 5 or 6 ER Visits, an ambulance ride and numerous laboratory visits for bloodwork...oh and let's not forget the unbelievably expensive prescriptions. I have been plugging through the bills as they continue to roll in and now just when I thought I could get all of the "co-pays" caught up..along comes another illness that has already included a 2 day hospitalization, and another one coming up, he is scheduled for surgery on August 28th. Of course trying to balance all of the medical bills, other things have suffered. My vehicle is in need of some work..simple maintenance things like brakes and tires but these of course have taken back seat to my son's health care needs. At this time, if I am ever truly going to see a light at the end of the tunnel I think it would be a better option for me to be able to pay everything immediately and make 1 monthly payment. Thank you for your time and consideration

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,542.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I feel this is a very worthy loan. But, are you certain you want to take on an interest bearing payment? Even if you are barely making your payments, it might be a more financially prudent decision to keep slogging through.	Hi Clarkj74, thank you for your consideration. Actually, at this time I think an interest bearing payment will be worth the peace of mind knowing that everything is paid in full and on time as well as being able to take care of the things that have had to take a back seat, like my vehicle. I've done the math and at this time I am paying over $400.00 a month out of pocket for the med bills..this loan would save me over $100.00 a month. My hope is once everything settles down I will be able to pay this off quickly and under the 3-year term. Thanks again and have a great weekend.
Will this loan also cover the $1500.00 in revolving credit that is listed in your credit history?	Yes it will, I have used those cards for some of the bills, mainly prescriptions. Thanks for asking for the clarification, I meant to put that in the narrative part but obviously did not. Sorry and thanks again!
What is your job with the Village?	Thank you for you interest, I am the Village Clerk. I have been employed by the Village for almost 5 years (anniversary is in January) and I hope to be here for many more years. I am truly fortunate...I love my job.
Great. I'll be investing in a few days, when payments on some of my other loans come in.	Thank you sooo much, I appreciate it more than words can say!
You are a worthy individual to make a loan to. I am also a civil servant in NJ who has also gone through medical issues (my own). I know copays can be a pain...my hospital was in network but my anesthesiologist was not, resulting in a over $5000 payment. Believe me, I know you're not going anywhere and that's why I am going to help fund you. I only wish I could do more. :-)	Thank you so much for the funding as well as the kind words of understanding! Have a great day!
Keep your head up!!! I had the same issues in New Jersey. Naturally it was with State Health benefits.	Thank you so much. I know that there is a light at the end of the tunnel...I just hope that it's not an oncoming train =) Have a great day.

Member Payment Dependent Notes Series 433180

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433180	$15,000	$15,000	11.14%	1.00%	August 12, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433180. Member loan 433180 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	University Hospital	Debt-to-income ratio:	13.98%
Length of employment:	18 years 1 month	Location:	Jackson, SC

Home town:	Petersburg
Current & past employers:	University Hospital
Education:	University of Georgia, Medical College of Georgia

This borrower member posted the following loan description, which has not been verified:

I need to add a bedroom that is downstairs and handicap accessible to accomadate my parents who are moving in with my husband and I. They will be using their social security checks and retirement checks to pay for the monthly loan payments.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,312.00	Public Records On File:	0
Revolving Line Utilization:	68.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can I ask if you've applied for a home equity loan or line of credit?	We just refinanced our home in June. We only refinanced for the amount we owed on it in order to to have a lower interest rate and pay off the mortgage in a shorter amount of time. At that time we did not know that we were going to have to take on my aging parents. When we inquired about a home equity loan we were denied because we did not have an 80% equity to loan amount ratio. I hope I used the correct terminology in saying that. Thank you.
08.07.2009 Virginia Beach, VA I am interested funding up to $1,000 of your requested home improvement personal loan but have issues that need clarification. WHO IS BORROWING $15,000 1. Which situation applies: Is borrower on this this loan just yourself? Or are borrowers BOTH yourself AND your husband as co-signer? Or yourself as borrower AND your parents as co-signers? Or yourself as borrower, and BOTH your husband AND your parents as co-signers? INCOME AVAILABLE TO REPAY LOAN 2. What is your parents approximate SSA retirement gross income AND their other either civilian or government civil service retirement gross monthly income? YOUR EMPLOYER AND JOB DESCRIPTION 3. Providea brief description of your job at University Hospital Center. (Either Registered Nurse, or Administrative or Medical Support Services, etc.) I was formerly in similiar situation that you and your husband are now experiencing. I took care of my aging and increasingly infirmed mother for several years before she deceased in 2001. You have an excellent credit report and your loan would be a good investment. Good luck with you loan request.	I appreciate your interest in helping with our loan. I am borrowing the 15,000 on my own, however my parents will be actually making the payments. They receive a net social security income of $2,107.00 per month and a net retirement check of 178.00. While my mother has a credit rating of 791 (checked it the other day) she has very little credit. There is only 1 credit card on the whole report with a $1,600.00 balance. They have no other debt, but with such little credit I did not think they could get a conventional loan. I am the assistant nurse manager at night in the operating room at University Hospital. I work full time (3 -12 hour shifts a week) and make around $70,000 /year.
You mentioned... "They will be using their social security checks and retirement checks to pay for the monthly loan payments." If they are unable to cover the loan for whatever reason are you able to handle the payments?	We have discussed several options if anything happens to my parents in the term of the loan. They have medicare and supplemental insurance to cover health care expenses and in case of death both of them have life insurance policies. I am a nurse, so if I had to, I can pick up one extra shift a month and make the loan payment. Also, our child will be starting school next year and that will give us an extra $400.00/month that we won't have to pay in daycare. We have tried to think of all possibilities and prepare for them. Thank you.
I admire you stepping up to aid your parents. Those of us who have been there understand how important it is. From your previous answers, you and your husband have clearly thought this through in order to address various outcomes. I have pledged $750 toward your loan.	Thank you so much!! I am now 100% funded and appreciate everyone who contributed. I cannot thank everyone enough. I hope that in the future my husband and I can be investors. This is an excellent way to help others and help yourself at the same time!

Member Payment Dependent Notes Series 433218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433218	$12,000	$12,000	12.18%	1.00%	August 14, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433218. Member loan 433218 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	General Electric Energy	Debt-to-income ratio:	16.27%
Length of employment:	1 year 4 months	Location:	Menifee, CA

Home town:	Houston
Current & past employers:	General Electric Energy, United States Navy, Dynegy
Education:

This borrower member posted the following loan description, which has not been verified:

Found out my mom has breast cancer need to clear up a little money to be able to fly out to see her and enjoy our time together. Would also like to rid myself of a little time in paying of the credit cards as well.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,730.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would love to help, but you're drowning in debt! $35K in credit card balance? how are you paying that off?	Far from drowning in debt, but I make all of my monthly payments on time and still have enough money to make this payment. Not to mention that this loan would also help to knock out about 10K of that debt. Thank you for considering helping me out.
I am really sorry to hear about your mom and wish her the best. Could you provide a brief breakdown of your monthly payments (e.g., mortgage, credit cards, etc.)?	I make a monthly mortgage payment of 2K, I pay approx 800 in credit cards. No car payments, only other bills for home ownership which total around 600 monthly. Thank you for considering helping me out.

Member Payment Dependent Notes Series 433231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433231	$5,000	$5,000	11.14%	1.00%	August 17, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433231. Member loan 433231 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,000 / month
Current employer:	hargray	Debt-to-income ratio:	13.72%
Length of employment:	4 years	Location:	BLUFFTON, SC

Home town:	Brooklyn
Current & past employers:	hargray
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a 5000 loan for personal reasons

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	26
Revolving Credit Balance:	$6,577.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.09.2009 I'd like to fund up to $250 of your requested loan but you must provide a reason for requesting $5,000 personal loan than merely "I'm looking for a 5000 loan for personal reasons" which tells prospective lenders absolutely nothing. 1. Please provide reason for loan requested. 2. Briefly describe your current position and job duties at Hargray and provide thumbnail sketch of Hargray line of business. 3. Home ownership is answered n/a. I assume that means you rent. If that is case please provide monthly living expenses (rent, utilities, etc). Good luck with your loan.	it is for edcucation classes im going to take 2i am a safety manager for a communication company i ownn my home i pay 900 amonth mortgage i ow3 88 ooo and the house is worth 4oo,ooo

Member Payment Dependent Notes Series 433304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433304	$5,000	$5,000	12.53%	1.00%	August 17, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433304. Member loan 433304 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Global Financial Resources	Debt-to-income ratio:	12.06%
Length of employment:	2 years 2 months	Location:	LAFAYETTE, LA

Home town:	Minneapolis
Current & past employers:	Global Financial Resources, Process Piping Materials Inc
Education:	University of Louisiana at Lafayette

This borrower member posted the following loan description, which has not been verified:

We got behind on a few things last year and have never been able to fully catch up. However, we have the pay checks to cover all of our bills but somehow always get behind in one thing or another. With this loan we can elimate a big chunk of our bills and lower our payments in half. This will also allow us to start saving for a house.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	28
Revolving Credit Balance:	$2,365.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
In your loan description you use the term "we". Are you married and if so does your spouse work? What is your total household income? Can you also explain the delinquent payment from 28 months ago? Thank you.	I am married. My husband works full-time as a contractor, bringing home about 3500 a month. So our total household income is about 5100. The delinquent payment was an accident. It was supposed to be an automatic payment and for some reason they were unable to pull out the payment, but did not inform me of it. So when I checked to make sure all the bills went through, that was the only one not processed. By then it was one day late to get it paid for the due date. I hope this answered your questions.

Member Payment Dependent Notes Series 433310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433310	$12,500	$12,500	8.94%	1.00%	August 17, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433310. Member loan 433310 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Hilmar Cheese Company	Debt-to-income ratio:	14.86%
Length of employment:	4 years 9 months	Location:	Newman, CA

Home town:	Newman
Current & past employers:	Hilmar Cheese Company, ATS Systems CA Inc
Education:	Las Positas College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my and my wife's credit card debt into one low and easy payment. I have very good credit and I am always on time with payment. It is just hard to pay off 3 different credit cards at the same time. I am hoping to get out of debt and back onto healthy grounds financially.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,687.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you list the cards you are wanting to pay off and the typical payment you make each month? Also, is there anything you are doing to cut spending, or increase income? And finally, what is it that you do at Hilmar Cheese and does your wife have a job? Thank you and best of luck on your loan; Art	I have 3 cards to pay off. One is approximately $300 (Mastercard)a month, $200 (Visa)and $65 (American Express)with the first two cards having staggering APRs that they are unwilling at this time to come down with. But will have to try again unless unable to get loan. I am an operator at Hilmar Cheese. I operate the machinery and if you are worried about a possible layoff due to economic times, they have yet to lay off do to this but have rather moved some people into different departments that could support them. They need a certain amount of people to run each department. My wife currently is a homemaker to our 2 year old daughter. We calculated that out and most of the money she would make would go to either daycare or fuel to get her to and from work as we live in a small town. We have cut spending and looking into cutting more. We have recently moved into a house that has cut the rent by about $250 a month and that house has cut PGE by about $30-40 a month. Also looking into bundling certain services if unable may just cut it altogether. If this loan goes through we will have approximately $300-400 extra a month breathing room.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Current balances? Interest rates?) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at the Hilmar Cheese Company? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I wish to consolidate my 3 only credit cards so I can't close them out and get rid of them. 2 are mine and 1 is my wife's. The total balance is about 12, 500 and the interest rates vary. One of mine is above 20% that I need to get rid of and the other is pretty low about 5%. My wife's is about 19%. I currently have one car loan and that is it. I pay $254 a month on that. My current monthly expenses are $2000 not including trying to pay off credit cards. If I include that I would be about $2500-2600. Like I answered in the last question I am also trying to cut some of the bills out or down. I recently moved about 6 months or so ago and cut my rent down by $250 a month. That has also saved on the PGE. If I need to I am going to cut out the landline phone or something else. I do not have anything excess. I have the normal things as in phone, cable, internet, PGE, City, Rent, Food and Gas. I do have one charity that we support and that is a child in the Compassion project which isn't very much, about $30 a month. I am an operator at Hilmar Cheese. I run the machinery that pasteurizes the whey that is left over from the cheese. They have never had a layoff in the 25 years that they have been a company, so that shouldn't be a worry. We do have an emergency savings fund that just in case something happens we have enough to live on for about 6+ months with no job. If verification of my income is needed then I would be willing to do it. I don't have any reason to hide anything especially trying to keep my credit score in tact at where it currently is at. That is a lot to risk.

Member Payment Dependent Notes Series 433311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433311	$10,000	$10,000	8.94%	1.00%	August 13, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433311. Member loan 433311 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	14.50%
Length of employment:	1 year 8 months	Location:	Madison, AL

Home town:	Dearborn
Current & past employers:	Northrop Grumman, Booz Allen Hamilton Inc
Education:	Auburn University Main Campus, Unversity of Alabama in Huntsville

This borrower member posted the following loan description, which has not been verified:

I have several liabilities that I would like to consolidate into a single loan with a competitive interest rate. Your company was highly recommended as a secure and competitive lender and I like the comments I've read concerning your company.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,607.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could an you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $31,607.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Northrop Grumman? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The debt that I wish to pay off is with my mother. I borrowed some money from her several years ago to pay for an emergency heat pump replacement and I would like to finally pay her back. She's in some financial distress due to medical bills. I don't have any student loans, but I do have an outstanding balance of $14K on our van purchased in 2006 and a Home Equity Line of Credit of $15k we used to fix the roof of our 16 year old house. My revovling debt was over $100K back in January of 2007, so I've been very diligent in the past 2 years paying it down. Our monthly expenses include a mortgage ($860), car loan ($400), HELOC ($225), Utilities ($500), an unsecured loan with RSFCU ($400) and my Discover CC ($250) which comes to approximately $2700 per month (26% of my monthly income). This loan would make my debt to income ratio just under 30%. I work on the National Missile Defense Program for the Army with Northrop Grumman. I've been on the program for over 9 years (over 7 years as a subcontractor with Booz Allen Hamilton and nearly 2 years as a direct employee with Northrop Grumman). As a Systems Engineer I work with the developers of the Battle Manager software to determine the behavior and performance of the software. We have setup some 529 funds for our childrens college education (my children are 12 and 7). There is $25K in these funds that could be used as an emergency fund. I will definitely verify my income with the Lending Club as soon as possible. Thank you for your consideration.

Member Payment Dependent Notes Series 433336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433336	$13,000	$13,000	8.59%	1.00%	August 17, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433336. Member loan 433336 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Bridgers and Paxton Consulting Engineers	Debt-to-income ratio:	17.96%
Length of employment:	3 years	Location:	RIO RANCHO, NM

Home town:	Cincinnati
Current & past employers:	Bridgers and Paxton Consulting Engineers, L3 Communications
Education:	Rose-Hulman Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I am looking to secure a short term personal loan to refinance my last remaining credit card debt. This is due to a recent rate increase from my current credit card company, which I feel is undeserved due to my excellent credit and payment history with them. So, I plan to pay the remainder of the balance, with money from this loan, and cut up the card.

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,368.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.09.2009 I would like to fund up to $500 of your requested $13,000 loan amount but have some issues in need of clarification. 1. Briefly describe your current position AND job duties at Bridgers and Paxton Consulting Engineers Inc. AND provide a thumbnail sketch of what type consulting engineers is your employer. 2. Provide your monthly mortgage $$ amount (P+I+T+I) and your monthly $$ usual living expenses, i.e., utilities, car, insurance, miscellaneous, etc. 3. What are APR's of credit card debts you will be consolidating into one $13,000 personal loan? 4. Pleas explain why your credit report shows 2 credit inquiries within last 6 months. 5. Define your term "short-term". Does this mean you are intending to pay-off this $13,000 loan in less than the normal 3 years term length? My step-sister lives in Alamogordo, NM. Beautiful high desert country. Good luck with your loan.	1. I am an Electrical Engineer at Bridgers and Paxton. I am responsible for the detailed electrical design (power and controls) of commercial buildings and plants, as well as managing a small group of CADD designers. I am also responsible for answering construction questions and assisting the electrical contractor during the construction phase of my projects. Bridgers and Paxton is a mechanical, electrical, and plumbing consulting firm. 2. My monthly mortgage is $711, plus $100 for taxes and insurance. My monthly utilities total approximately $200. I have a car payment of $400, and auto insurance around $60/month. 3. The APR of card I essentially wish to refinance is now 15.49%, up from 9.42% in the last month. 4. I have credit inquiries since I just purchased my home in May of this year. 5. I plan to have this loan repaid by the end of 2010, if not sooner.
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $13,368.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Bridgers and Paxton Consulting Engineers? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I will use this loan to pay all of my remaining credit card debt. The reason for the discrepancy between the loan amount and the current balance is that I have made this months payment and the balance reported does not reflect that. I dont wish to borrow any more than what is necessary. I have a car loan, which is $400/month. I have my mortgage, but no home equity loan. I just purchased my home earlier this year. I am an electrical engineer with Bridgers and Paxton. I manage and perform electrical designs for commercial and industrial buildings. I have 2 savings accounts, one of which is strictly for payment of large bills (auto/home insurance, real estate taxes, with enough padding for an unexpected bill). Both accounts are automatically taken from my direct deposit. I would be willing to verify my income, yes.

Member Payment Dependent Notes Series 433371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433371	$10,400	$10,400	12.53%	1.00%	August 13, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433371. Member loan 433371 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Lebanon School District	Debt-to-income ratio:	11.50%
Length of employment:	2 years	Location:	LEBANON, PA

Home town:
Current & past employers:	Lebanon School District
Education:	Pennsylvania State University-Penn State Harrisburg, Lebanon Valley College

This borrower member posted the following loan description, which has not been verified:

This loan is intended for me to use to help my family. Currently, they are going through some hard times and I would like to help them out. I am in good credit standing and would like to step up to the plate. I have made responsbile and on time payments on all loans in my credit history.

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,045.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you are trying to help them with and will they be paying you back and what are your current expenses being that it's such a large amount to pay back and not a lot of money coming in. Thanks	My family has helped me throughout my schooling and when I began my job as a Life Skills teacher. I wanted to help my family out now. During this time, my family got into excessive credit card debt and is having trouble keeping up with the minimum payments month to month. I want to have this loan so they can pay off this debt. My mom has applied to different jobs and has received calls for interviews. My family as well as my sister will be helping me pay back this loan. Also, I had one private loan during the time I was in college that was around 30,000. In just about 2 years this loan is now around 4,300. Whenever I have a debt, I work hard to pay it off. I always make on time payments. My expenses currently are student loans (about 180 a month), electric, gas, cell phone, and other normal expenses like groceries, gas, and cable/internet. However, most of these expenses are split in half since I do live with another person. Overall, even though this loan is a large amount, my family, including my sister, myself, and my fiance will be working to pay this back. This loan will greatly be of benefit to my family.
Will you be verifying your income?	Yes, I would be willing to. Are you aware how I go about doing so?
I'm not really sure -- I think you send your W2s or pay stubs to Lending Club. You should probably contact them about the procedure. A lot of people don't want to lend without a verification of income.	Thank you for your help! I really appreciate it!

Member Payment Dependent Notes Series 433423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433423	$7,600	$7,600	7.74%	1.00%	August 14, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433423. Member loan 433423 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,684 / month
Current employer:	Lamplight Christian School	Debt-to-income ratio:	5.67%
Length of employment:	2 years	Location:	Reno, NV

Home town:	Ft. Monmouth
Current & past employers:	Lamplight Christian School, Wilbur D. May Museum, Reno NV
Education:	University of Nevada-Reno

This borrower member posted the following loan description, which has not been verified:

I have an excellent history of paying my debts on time. I have only been late once on a bill to my credit card in 10 years and it was only because I posted it two days before the due date and forgot the due date was on a Sunday. I generally post my payments one to two weeks before the due date. I made the mistake 3 years ago to do a cash transfer, thinking it transferred with the same interest rate of fixed interest rate of 9.9%, and to my horror the interest was over 21%. My step-son was moving to our area to live with us, and I needed to come up with rent and deposit quickly since we lived in a small place at the time. I transferred $3000.00. I have talked to B of A numerous times to try to lower that interest rate because of course they pay off the lower interest rates first so the higher interest rate part keeps climbing. I think you will find that I have excellent credit and hope to find a more reasonable rate for my debt. We very rarely use our credit card and only used it recently for a car repair of $1000.00 I applied for a different card recently to see if it would cover the cost, but am reluctant to use it and it doesn't cover enough to take care of the higher interest portion. Thank you for your consideration. Sincerely, Yvonne Webb

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,616.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,616.) Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at the Lamplight Christian School? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will pay off the credit card debt. It should actually be 7, 680 because we used it to pay for a recent expensive car repair. We have no other debts. Cars are paid for. Our monthly expenses include 1,125 in rent, plus utilities, water, gas for vehicles, and food. We have no other debts on cards. I am a teacher in a combination fifth/sixth grade class. It is a small school. My husband works in a manufacturing plant. my husband contributes a yearly income of 26, 208. We have no savings account at this time. I am willing to verify my income if you so desire. Sincerely, Yvonne Webb
If you contact Lending Club and have them verify your income, there will be more lender confidence in your loan.	I am not sure how to do that. I am going out of town for about three days...but will do that. Thanks.

Member Payment Dependent Notes Series 433450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433450	$5,500	$5,500	8.59%	1.00%	August 18, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433450. Member loan 433450 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,526 / month
Current employer:	Roanoke City	Debt-to-income ratio:	12.11%
Length of employment:	1 year 3 months	Location:	ROANOKE, VA

Home town:	Leesburg
Current & past employers:	Roanoke City, Radford City
Education:	Radford University

This borrower member posted the following loan description, which has not been verified:

This loan will be used for two purposes. First, it will be used to pay off the remained of my car loan when I trade in my car. I owe more than my car is worth because of rolling a previous car payment into this new car. Now I'm looking to start over. The rest of the money would be used to buy a cheap older model car to get me around. The goal would be to get the loan payed off in about a year so I will be car payment free for awhile. I have a clean credit history, have made all of my payments on time, and do not carry any credit card debt. My only debts now are student loans and my current car payment. I have a full time job and work about 40 hours of overtime a month.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It sounds like you are planning on paying off this loan before it's 3 year term. Is that correct, or were you referring to paying off your car loan early?	That is correct, my goal is to have this loan payed off in a year, which should be feasible.

Member Payment Dependent Notes Series 433467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433467	$10,000	$10,000	8.59%	1.00%	August 17, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433467. Member loan 433467 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,167 / month
Current employer:	Deloitte Consulting	Debt-to-income ratio:	2.85%
Length of employment:	11 years 2 months	Location:	CRANBERRY TWP, PA

Home town:
Current & past employers:	Deloitte Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

I had taken a $10K loan and purchased a racecar (valued at 22K - I paid the balance from savings), but I do not like the conditions of the loan and am looking to refinance.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you explain what conditions of your pre-existing loan you do not like? Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Deloitte Consulting? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a line of credit where my wife and I bank, but I want to separate my hobby from the family's finances, and Lending Club is offering a comparable APR. I have a car loan - $243 per month. Total monthly expenses are the $2000 mortgage payment and the car loan, $370 to a 529 college fund, about $400 a month in utilities, plus the usual for groceries, etc. I am a business consultant with Deloitte - currently managing a 17-person Help Desk. The household's account currently has about $10K in reserve. Yes, I am willing for Lending Club to verify my income.
What do you dofor Deloitte? Are you having your income verified by Lending Club? Thanks	I am a business consultant with Deloitte - currently managing a 17-person Help Desk. Yes, I am willing for Lending Club to verify my income.
What conditions about your current loan do you not like?	I have a line of credit where my wife and I bank, but I want to separate my (expensive) hobby from the family's finances, and Lending Club is offering a comparable APR.
I am interested in helping fund your loan. Can you answer a few questions: *Can you get your income verified by sending lending club your w2s/paystubs? *What do you do for deloitte? *What are your monthly expenses? *Why are there 3 inquiries in the past 6 months? *What are the conditions of the current loan for the race car? Many thanks!!!	I have a line of credit where my wife and I bank, but I want to separate my hobby from the family's finances (which explains the other 3 inquiries), and Lending Club is offering a comparable APR. I have a car loan - $243 per month. Total monthly expenses are the $2000 mortgage payment and the car loan, $370 to a 529 college fund, about $400 a month in utilities, plus the usual for groceries, etc. I am a business consultant with Deloitte - currently managing a 17-person Help Desk. The household's account currently has about $10K in reserve. Yes, I am willing for Lending Club to verify my income.

Member Payment Dependent Notes Series 433495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433495	$5,000	$5,000	7.74%	1.00%	August 14, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433495. Member loan 433495 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,292 / month
Current employer:	APC, Inc	Debt-to-income ratio:	10.27%
Length of employment:	8 years 1 month	Location:	Roebuck, SC

Home town:	Union
Current & past employers:	APC, Inc, cone mills corp
Education:	Spartanburg Technical College

This borrower member posted the following loan description, which has not been verified:

I have an excellent credit rating and I have always paid my bills. I have the funds but dont want to spend them. The loan is to buy a commercial freezer (UL2500 Imperial 20.7 cf.). The supplier wants 19.99% interest and I feel thats way too much considering the price is inflated and they can take the freezer at any time. I'm, trying to same some money in interest and get what I want. 48 months is preferred. I will pay off ASAP.

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,629.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will the commercial freezer be used for business or personal use? Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at APC, Inc? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	It will be used for personal use. I currently have 1 year on my truck and car is paid for. I have no other major debts; only security monitoring and a credit card that drafts the balance owed each month from my checking account. Monthly expense is $1200 not including credit card that ranges from 1-3k. I do administrative work at APC, where I do everything from fix computer problems to solving billing problems for our associates. I have savings as I said but am unwilling to spend it. I can verify my income. There is me, my wife, and child and we all have an income source.
Hi, I am interested in lending to you. Could you let us know where this freezer will be used? Do you have a business?	It will be used for personal use.
You do realize that all lending club loans have a 3 year term although they can be paid off early without penalty. Your excellent credit history is qualifying you for a very nice low rate.	yes I do. I have worked hard to pay all my debtors over the years and am proud of our acomplishment.
What is it that you will be using this commercial freezer for? Personal use or business use? Thanks.	It will be used for personal use to store food from a food service vendor.

Member Payment Dependent Notes Series 433496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433496	$2,000	$2,000	8.59%	1.00%	August 14, 2009	August 23, 2012	August 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433496. Member loan 433496 was requested on August 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,667 / month
Current employer:	Frito-Lay Inc	Debt-to-income ratio:	8.55%
Length of employment:	16 years 4 months	Location:	CHANDLER, AZ

Home town:	Albany
Current & past employers:	Frito-Lay Inc
Education:	BS degree from The State University of New York

This borrower member posted the following loan description, which has not been verified:

Last minute plans have been made to host a family reunion in Phoenix, Az. I am planning to use the loan to help fund the event. My debts have allways been paid on time. I am very reliable and responsible. My credit history is very strong, I have a good job with a solid company which I have been employed with for the past 16+ years. I own my own home that I have been in for 19 months, and prior to my move to Phoenix, owned my own home in California for over 19 years.

A credit bureau reported the following information about this borrower member on August 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,702.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 433549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433549	$10,000	$10,000	12.87%	1.00%	August 18, 2009	August 23, 2012	August 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433549. Member loan 433549 was requested on August 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	DSLA	Debt-to-income ratio:	15.67%
Length of employment:	5 years	Location:	Kalamazoo, MI

Home town:	Detroit
Current & past employers:	DSLA, YSLA
Education:	Western Michigan University (USA), University of Wollongong (Australia)

This borrower member posted the following loan description, which has not been verified:

Would like to rehab a property that needs some repairs. Looking for other experienced investors who are liked minded and creative with financing. I have a stable job for over 10 years and about five rental properties in the HUD/Voucher/Section 8 sector that are all producing. I'm looking to expand my business and work with a creative individual who is willing to prosper and expand into the Adult Foster Care/Or Independently Living Sector.

A credit bureau reported the following information about this borrower member on August 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,268.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are utilizing a high percentage of your revolving credit, have you planned out your budget for this additional loan?	That???s a great question. I actually have two families lined up for this home. It is a duplex that has 3 bedrooms up and 3 bedrooms down. I will receive 1500 a month once it???s completed through the Section 8 voucher program. It???s paid out through the Dept. Of Treasury so it???s guaranteed funds. I purchased the home using my other available credit lines which is why they are high currently. That will change within the year. I have no mortgage on the home. This loan, plus taxes, insurance and the other credit expenses I have will be about 600 a month to cover expenses. This would leave me with discretionary funds of about 900 a month. I would have enough to double up and pay it off early according to my budget. Thanks for your question and your support. I hope this answers your question. Thanks again. LM

Member Payment Dependent Notes Series 433589

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433589	$15,000	$15,000	12.18%	1.00%	August 17, 2009	August 23, 2012	August 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433589. Member loan 433589 was requested on August 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Gannett Co.	Debt-to-income ratio:	8.88%
Length of employment:	4 years 11 months	Location:	Boston, MA

Home town:	Framingham
Current & past employers:	Gannett Co., Freedom Communications
Education:	The University of Tampa, Boston University Graduate School of Communications

This borrower member posted the following loan description, which has not been verified:

Loan to consolidate debt.

A credit bureau reported the following information about this borrower member on August 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1979	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,184.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I feel you need to add more infromation about your consolidate of debt. Nedd to explain more. How many credit cards are your consolidating? Do you have other debts? How are you going to fund this loan?	Yes, this is a basic consolidation of two credit cards with higher interest rates. I am consolidating to pay them off faster and save money on interest.
Are you planning to verify your income? Plz contact lending club to find out how.	Yes, I will be verifying income with LC.
Why are you asking for $15k to consolidate credit cards if you only have $9k of revolving debt? What will you spend the other $6k on?	I have another $5k on a card that is not in my name for a business I am am part owner of. I would like to get this all in my name and pay it off within three years.
how secure is your job? the print industry is very weak now.	I work for the online media division for the company, which is one of the profitable and growing businesses. My position is stable and my services are valued.

Member Payment Dependent Notes Series 433594

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433594	$6,500	$6,500	16.35%	1.00%	August 18, 2009	August 23, 2012	August 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433594. Member loan 433594 was requested on August 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,820 / month
Current employer:	United Parcel Service (UPS)	Debt-to-income ratio:	8.74%
Length of employment:	10 months	Location:	LOUISVILLE, KY

Home town:	Angeles City
Current & past employers:	United Parcel Service (UPS), Spherion, Aerotek
Education:	Manuel L Quezon Univ. ( Philippines ), Nova Computer College ( Philippines )

This borrower member posted the following loan description, which has not been verified:

I will pay off all of my four credit cards, which are giving me a hard time, buy me furnitures which i never had since i came here in Kentucky and get me a reliable used car because the one i had caused me to bring it to the shop 3 to 4 times a year.. and the left over extra cash i will put in my savings for emergency use only, to keep me from using credit cards again. If you will look into my credit history ( transunion has it all ), i have a long records of paying my credit cards and it seems like it never ends. Every month i pay more than the minimum payment. I pay $150. 00 on each of my two cards and $50.00 each on the remaining two cards. What I'm trying say is, instead of paying those high rate credit cards every month, i try to find a lender to loan me a one time amount i need to pay off everything and put everything into one credit bill. I may not have an excellent score but I am an excellent payer, I pay what i owe no matter what because i never want anything that can ruin my credit. Lenders will never know that because they never gave me a chance and for policy reason they keep turning me down.

A credit bureau reported the following information about this borrower member on August 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,467.00	Public Records On File:	0
Revolving Line Utilization:	82.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 433659

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433659	$19,800	$19,800	11.48%	1.00%	August 17, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433659. Member loan 433659 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,667 / month
Current employer:	Verizon Communications	Debt-to-income ratio:	1.29%
Length of employment:	15 years 1 month	Location:	Perry Hall, MD

Home town:	Baltimore
Current & past employers:	Verizon Communications
Education:	Morgan State University

This borrower member posted the following loan description, which has not been verified:

I'm a home owner with 15 years of solid work experience in the telecommunications field. I'm looking to aquire a loan that would consolidate my debt and lower my monthly payout: 1. America One- Line of Credit 2500.00 2. Chase Card- 2200.00 3. Auto Loan- 7000.00 4. Medical/Dental Bill- 2100.00 I would also like to aquire a loan and additional 6000.00 to finish some upgrade work in my basement. From my credit report you should see that I am very reliable and stable within my profession and would have no issue paying the loan back in full.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,110.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident loaning to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Sure i can verify my income. I will call to Lending Club today.
Could you verify your income with lending club? Pls contact them to find out how. Thanks!	Hello. I will contact Lending Club to verify my income.
What are the interest rates at which you have the loans now for your car and credit cards and the amount you pay each month for those?	My car loan is at 5% with my credit union(619.00/month). My Chase/Providian card is at 31.99%APR.(i pay 120.00/month)-above min payment). I have a BOA credit Line at 8%( 80.00/month).
Why are you upgrading a basement if you rent?	I will eventually sell it at a premium price once the upgrades are complete and market recovers.

Member Payment Dependent Notes Series 433717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433717	$10,000	$10,000	7.74%	1.00%	August 13, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433717. Member loan 433717 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Raytheon	Debt-to-income ratio:	2.38%
Length of employment:	26 years	Location:	TUCSON, AZ

Home town:	Washington
Current & past employers:	Raytheon
Education:	PIMA COLLEGE

This borrower member posted the following loan description, which has not been verified:

I AM LOOKING TO CONSOLIDATE MY DEBT TO A LOWER RATE.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,650.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debt are you trying to consolidate and how much? You credit history shows only $4650 in debt but you're asking for $10k.	$5000 is to consolidate several credit cards to a lower rate and $5000 will be used to help my daughter with college exspenses.
I suggest you contact Lending Club and have your income verified. This will encourage lender confidence in your loan.	Thanks for the suggestion. I will try that

Member Payment Dependent Notes Series 433757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433757	$9,500	$9,500	11.83%	1.00%	August 13, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433757. Member loan 433757 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Steel Technologies	Debt-to-income ratio:	13.70%
Length of employment:	13 years	Location:	FINDLAY, OH

Home town:	Warren
Current & past employers:	Steel Technologies, United States Navy - Honorable Discharge - Navy Achievement Medal
Education:	Owens Community College

This borrower member posted the following loan description, which has not been verified:

Looking for a personal loan to consolidate debt without early payoff fees. Terms and rate are open as needed. Currrent excellent credit score.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,676.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could an you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $14,676.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Steel Technologies? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Dear StocksMan, I appreciate the interest in funding my loan. First off, when I applied through Lending Club I did not include much information. I was not fully aware of how this process worked. My revolving credit includes some applainces, purchased through Sears, that are currently one year interest free. This will be easily paid off through next years taxes. I do have another debt, my Jeep loan, which is almost half way through the term. No current home equity loans on my house, I decided to try this method instead. My total monthly expenses consume about 60% of my income, largely bases off the interest on one credit card. I have a saving account along with a decent 401K, but will only borrow against that as a last resort. I have no reservations verifying my income at work, depending on what is posted. I am the operations manager st Steel Technologies plant in Ohio. I started from the ground floor level after my honorable discharge from the USN in 1996. Hopefully, this answers most questions since my original statement was fairly short. Thanks

Member Payment Dependent Notes Series 433761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433761	$6,000	$6,000	12.53%	1.00%	August 14, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433761. Member loan 433761 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Murray, Frank & Sailer LLP	Debt-to-income ratio:	11.11%
Length of employment:	3 years 7 months	Location:	Astoria, NY

Home town:	Baytown
Current & past employers:	Murray, Frank & Sailer LLP, Percy, Smith & Foote, LLP
Education:	Washington and Lee University

This borrower member posted the following loan description, which has not been verified:

I'm unexpectedly moving to Manhattan and need the loan to cover realtor and moving expenses.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	33
Revolving Credit Balance:	$19,058.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please explain your recent delinquency	My most recent delinquency was 33 months ago. I was 30 days late on a credit card payment in November 2006. It is the only delinquency on my credit report. I do not recall the details as to why the payment was late, but the delinquency was inadvertent.

Member Payment Dependent Notes Series 433832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433832	$3,000	$3,000	16.00%	1.00%	August 17, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433832. Member loan 433832 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	Atlantic Hotel and Resort	Debt-to-income ratio:	6.71%
Length of employment:	1 year 3 months	Location:	pembroke pines, FL

Home town:	Middle Village
Current & past employers:	Atlantic Hotel and Resort
Education:	Fashion Institute of Technology (FIT), Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

To whom this may concern, I will be moving from South Florida to New York to further my career with my educational background. I have been a full time employee for the past few years while attending College and now have decided to make a change. I have been responsible for my financial obligations and have some savings as well but would like to have an extra few thousand dollars as a cushion just in case, which I feel would put my mind more at ease and help me reach my goals. I will have work lined up plus my savings so I will have no issue with the repayments . The money loaned would be properly used for bills and neccesities. Thank you for your consideration, Elizabeth Pecnik Elizabeth Pecnik

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,196.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 433837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433837	$7,000	$7,000	7.74%	1.00%	August 14, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433837. Member loan 433837 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,958 / month
Current employer:	City of Detroit	Debt-to-income ratio:	17.81%
Length of employment:	22 years 5 months	Location:	Detroit, MI

Home town:	Mobile
Current & past employers:	City of Detroit, Barnes and Noble, Money Enterprises, Wayne State Bookstore, Child Development Lab, McDonald's
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate high interest major credit cards (3) and charge cards (3). My most recent FICO score was 780. I have never missed a monthly payment and have never had a late payment of any kind. I am tired of higher interest rates (even with good credit) and the amount of time it takes to pay down credit/charge cards. My plan is to be debt free at the end of the 3-year loan period. This peer-to-peer loan will allow me to eliminate my debt with a fixed rate over a fixed time. It will help me see the light at the end of the tunnel.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,125.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will encourage lender confidence in your loan.l	I didn't know it was up to me to request income verification. Thanks for the advice.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at the City of Detroit? Do you have a savings account or any other kind of emergency fund? Are you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I have a car loan and home equity loan. Including those two installment loans, my monthly expenses are $2,500. I am a Senior Accountant with the City of Detroit responsible for contract administration, receivables and payables for a division of the Public Works Department. I have an emergency/rainy day fund totalling $5,000. I am already in the process of verifying my income. Thank you.

Member Payment Dependent Notes Series 433888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433888	$20,000	$20,000	11.48%	1.00%	August 18, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433888. Member loan 433888 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,990 / month
Current employer:	LA County Probation Dept.	Debt-to-income ratio:	11.37%
Length of employment:	7 years	Location:	Downey, CA

Home town:	Los Angeles
Current & past employers:	LA County Probation Dept.
Education:	University of California-Santa Barbara (UCSB)

This borrower member posted the following loan description, which has not been verified:

Hello Potential Lender, I'm trying to rid myself of loan sharks and would like to get an honest loan at a reasonable rate.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	77
Revolving Credit Balance:	$26,967.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job title at LA County Probation Dept? Job duties? Armed or unarmed? Peace Officer Status 832 pc or not? How did you get in the position you are in currently, ie $26,967.00 credit debt? Do you have any other debt? Total of all outgoing debt per month?	Deputy Probation Officer II, Intensive Gang Supervision Unit, Unarmed, Yes, 832 Peace Officer Status. No other debt besides rent.
How big is your loan with the credit union?	I don't have any loans with the credit union.

Member Payment Dependent Notes Series 433943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433943	$1,600	$1,600	14.26%	1.00%	August 17, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433943. Member loan 433943 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Atlantic Regional Medical Center	Debt-to-income ratio:	16.15%
Length of employment:	2 years	Location:	Little Egg Harbor, NJ

Home town:	Charleston
Current & past employers:	Atlantic Regional Medical Center
Education:	Shore Memorial School Of Radiologic Technology

This borrower member posted the following loan description, which has not been verified:

I made the mistake of missing payments on my credit cards while in college and they, in return, hiked my rates up to 30%. I have not had late payments in at least two yrs, since establishing myself in a good paying job. I make timely payment but, it feels like my balance barely moves. My boyfriend is laid off from work and I need to try to conserve money where I can. I called the credit card company and they were not willing to adjust the interest rate. I can and will be able to make payments on an average rate loan. I would so appreciate any help anyone would be to give me.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,587.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 433950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433950	$4,200	$4,200	11.48%	1.00%	August 17, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433950. Member loan 433950 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Sim-G Technologies	Debt-to-income ratio:	11.11%
Length of employment:	2 years 6 months	Location:	Fairfax, VA

Home town:	Silver Spring
Current & past employers:	Sim-G Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

The rate the loan I want to pay off is +20% -- way too high. I need a lower interest rate if I'm ever going to pay it off.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,351.00	Public Records On File:	0
Revolving Line Utilization:	76.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could an you provide any more details on the debts you wish to refinance? (Your credit history shows a revolving credit balance of $4,351.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Sim-G Technologies? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The debt I wish to pay off is a high-interest personal loan. I have a car loan, no student loans. I have balances on 2 credit cards out of a total of 3 cards in my possession. I work on a contract with the Dept. of Homeland Security. For national security reasons, I cannot further elaborate. I have some savings. Yes, my income can be verified through my employer.

Member Payment Dependent Notes Series 433954

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433954	$4,700	$4,700	13.92%	1.00%	August 18, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433954. Member loan 433954 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,292 / month
Current employer:	Spectrum Health Hospital systems	Debt-to-income ratio:	21.60%
Length of employment:	5 years 3 months	Location:	Grand Rapids, MI

Home town:	Redkey
Current & past employers:	Spectrum Health Hospital systems, Johnson Controls
Education:	Davenport University

This borrower member posted the following loan description, which has not been verified:

Looking into consolidating my current loans so i will only have one payment and to lower my interest rates. I currently have a 2 1/2 year old mortgage ($617.00 monthly) and no car payment so this and my mortgage would be my only loan payments. I have been at my current job for 5 years (hospital) and its a secure job with no plays on leaving. 4 credit cards 3400.00 1 personal loan 800.00 1 medical bill 589.00

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	51
Revolving Credit Balance:	$2,960.00	Public Records On File:	1
Revolving Line Utilization:	82.20%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 434185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434185	$6,000	$6,000	8.94%	1.00%	August 17, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434185. Member loan 434185 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Gamehaven LLC	Debt-to-income ratio:	22.48%
Length of employment:	5 years 3 months	Location:	Prospect, CT

Home town:	Waterbury
Current & past employers:	Gamehaven LLC, Best Buy Co. Inc., Chuck E Cheese
Education:	Central Connecticut State University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to??????? Pay off high interest loan on dental work for my wife(4000.00) and to payoff a high interest loan on our living room furniture. My financial situation: I am a good candidate for this loan because??????? My credit score is 757 I have never missed a payment on anything. Between my wife and myself we take home $7500.00 a month..(mine is $5000.00) Below is a breakdown of our monthly expenses Auto Loan $500.00 Mortgage(insurance, property tax) $1665 Utilities $225 credit card $350 Gas for car $200 Cable/Internet $109.00 Cell $110.00 Grocery $400.00 Auto Insurance $123.00 Entertainment $150.00 Total=3879.00 I have already payed off one 14,500 prosper loan in one years time.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,056.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,056.) Can you give a short description of the type of work you perform for Gamehaven LLC? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes im willing to verify income... I will use the 6000 to pay off 2 loans that are in 7056... and im making a payment on them this month so my revolving credit balance will be under $1000.00.. I preform small business tech support and online advertising to a variety of companies ranging from restaurants,golf cources and real estate againt.. I d adwords,facebook,ask,yahoo and msn monthly advertsing for a small businesses. I have two seperate emergency accounts one with 5700 cash the other is a sharebuilder account with arounf 2200 in it.

Member Payment Dependent Notes Series 434189

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434189	$5,000	$5,000	11.14%	1.00%	August 17, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434189. Member loan 434189 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Ohio Health	Debt-to-income ratio:	14.48%
Length of employment:	1 year	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Ohio Health
Education:	Ohio State University-Main Campus, Columbus State Community College

This borrower member posted the following loan description, which has not been verified:

I am going back to school to complete my RN to BSN education and have been saving money for tuition and books but after calculating out how much it will be I decided I needed a little extra. If I am approved for the loan I will use it towards my tuition at Ohio University for the BSN program. I believe I am a responsible candidate for a loan because I have good credit and have never had a late payment on anything. I have a secure job right now that will allow me to pay the loan back and I feel that I am very responsible with my money.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$135.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What are the estimated costs for your BSN program? And, when do you estimate completing your BSN program and becoming an Registered Nurse? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Allied Medical Service Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello, Thanks for your questions. The estimated cost of my RN to BSN program is about $6,500 for tuition and the cost of books which might be around $1,000 (rough estimate). I'm not sure if my clinicals will cost me anything, but I can't imagine the supplies would be very much since I already have a lot from my RN program. The BSN program will take me approximately two years to complete. I am currently an RN and working, I would just like to get my Bachelor's degree to continue my education. My credit card it paid off and my previous federal loan from my RN program is almost paid off (about $700 left to pay off). I do have a monthly car payment and I have had my car for about a year. I'm not sure where the Allied Medical Service information came from, but I do work as an RN on a surgical floor in a hospital full time. I do have a savings account with money saved from the past year of working. I also would be willing to verify my income with the Lending Club and I can try to figure out how to do that. Thank you very much for your interest in my loan and please don't hesitate to ask any more questions if I left anything out.
Are you planning to work while you are in school? If so, are you planning to have the same job or a different job?	Yes, I still plan to work full time at the current job that I have and go to school part-time. I will be starting classes this fall.

Member Payment Dependent Notes Series 434190

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434190	$7,000	$7,000	11.83%	1.00%	August 17, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434190. Member loan 434190 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	NuVusion Engineering	Debt-to-income ratio:	23.39%
Length of employment:	6 months	Location:	Jefferson Hills, PA

Home town:
Current & past employers:	NuVusion Engineering
Education:	WVU Tech

This borrower member posted the following loan description, which has not been verified:

I plan on using this money to help my Fiance and I pay for our wedding. This money will go towards our photographer, reception, and honeymoon. I am a great candidate for this loan as I have very good credit with no late or missed payments. I have a secure job as a Structural Engineer in the quickly growing Nuclear industry. My DTI is somewhat high due to the house I was unable to sell after being forced to relocate, but rest assured the house is being rented out for the amount of the full mortgage payment. I can assure you we are fully capable to repay this loan with no problems.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,425.00	Public Records On File:	0
Revolving Line Utilization:	41.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 434540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434540	$12,000	$12,000	8.94%	1.00%	August 18, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434540. Member loan 434540 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Prezza Technologies	Debt-to-income ratio:	8.85%
Length of employment:	4 years 6 months	Location:	Melrose, MA

Home town:	Boston
Current & past employers:	Prezza Technologies, MetraTech, Foley Hoag, Raytheon
Education:	Worcester Polytechnic Institute

This borrower member posted the following loan description, which has not been verified:

Thanks to the credit card reform act, our credit cards have changed from fixed rates of less than 10% to variable rates. Rather than making three payments per month to three different credit card companies, my wife and I would rather make fixed payments to actual people instead of banks. Our credit cards would be paid off in about 15 months at our current repayment rate, but we'd rather spread the payments out and focus on rebuilding our savings after buying a house last year and recently refinancing. We are good candidates with excellent income and credit scores. Our existing debt is mostly from work we had to put into our new house. We are in our mid 30s and currently putting over $15k per year into 401(k) and almost $2k per year into our son's college fund, so we do know how to save!

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,949.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - You have an interesting idea on why credit card rates have increased. Could you please explain your views on personal responsibility of obtaining almost $23K in debt and paying off that debt? Best of luck on your loan; Art	I have no problem answering your question. (FYI, The actual debt amount is closer to $15k, but some of the credit agencies consider the $10,000 overdraft protection line on a Checking account as an actual $10,000 debt). In any case, my wife and I bought a house last year and the down payment ate up our savings. The initial work that had to go into the house. After moving in, we had to do more work such as replacing a water heater and taking care of other deferred maintenance. Right now we're paying off the balance around +- 1,000/month, but we want to work on rebuilding our savings so other future expenses can be paid directly.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $22,949.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Prezza Technologies? Aside from your 401(k) and college fund, do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have no problem answering your question. (FYI, The actual debt amount is closer to $15k, but some of the credit agencies consider the $10,000 overdraft protection line on a Checking account as an actual $10,000 debt). The total on the credit cards is mostly the result of taking care of deferred maintenance on the home we purchased last summer. We've already paid off almost $10k of those expenses and currently pay for new maitenance issues out of pocket and not on the CCs. We are looking to consolidate our credit card debts. Currently, we are paying off the balance at a rate of about $1000/month but are looking to start rebuilding our savings after cleaning it out when buying our house. Between my wife and I, our current NET income after taxes, 401(k) and other deductions is $10,000/month. Outstanding debts are two car loans and our mortgage and total monthly expenses typically come out in the $7k range, which most of that going to mortgage and day care (the joys of living in the Boston area!) Our cash savings is only about $2k but in a pinch we could liquidate stock/options worth another $10k. I also have a secondary life insurance policy that can be cashed in any time for roughly $20k. At Prezza, I manage software development for our core product and co-manage our customer support. I can verify income if that's an issue for anyone.
Please verify income with lending club..thx	I have sent an inquiry to Lending Club asking them how to verify my income and am now waiting to hear back. Once I hear back, I'll provide them with the necessary documentation (W4, tax return, etc.)
As a fellow Taxachusetts resident, I would like to help you out. I do need some verification of your total monthly income. Please verify with Lending Club and I will help. Greg	I have sent an inquiry to Lending Club asking them how to verify my income and am now waiting to hear back. Once I hear back, I'll provide them with the necessary documentation (W4, tax return, etc.)
Yes, pls verify your income with lending club. It makes your request alot more attractive. Thanks!	I have sent an inquiry to Lending Club asking them how to verify my income and am now waiting to hear back. Once I hear back, I'll provide them with the necessary documentation (W4, tax return, etc.)

Member Payment Dependent Notes Series 434545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434545	$12,000	$12,000	8.94%	1.00%	August 18, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434545. Member loan 434545 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Department of Homeland Security (DHS)	Debt-to-income ratio:	7.30%
Length of employment:	7 years 11 months	Location:	Spring Lake, MI

Home town:	Battle Creek
Current & past employers:	Department of Homeland Security (DHS)
Education:	Ferris State University, Albany State University

This borrower member posted the following loan description, which has not been verified:

My wife and I are selling our home as a result of an exciting change in family dynamics. Due to the current market conditions we do not have adequate equity in our home to sell it for a profit and will take a significant loss. We have other options from which we can borrow money but would rather not tap into retirement savings if we do not have to and we are not willing to pay the extremely high interest rates on a personal loan. Not only is my credit rating impeccable, I am also a stand up guy that would never allow a debt to go unpaid. Additionally I'm afforded what many other's in today's economy aren't, and that is a secure job. Please consider me for a low interest loan and feel secure that you will earn a nice, stress free return on your investment.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe a bit more about this "exciting change in family dynamics"? Does that mean divorce? Also, are you moving across town or across country? Finally, why are you selling the house is a down market? Why not sell later or rent it out? Regards; Art	LOL. No not a divorce. That certainly wouldn't be exciting for me. We are planning the addition of one (or two?) members to the family. The move is just across town. As far as selling in a down market we will make up the difference on the other end....we have to sell low, but so does the next guy. We don't want to deal with finding good renters and the potential headaches that follow.
Could you verify your income with lending club? Pls contact them to find out how. Thanks!	Will do.
What do you do for homeland security? Is your income number based on 2 earner? Thanks	Special Agent-Criminal Investigator...One earner income...wife's income is not included.
If you are civil service, what is you GS/GM/YA/whatever rating?	I am at a GS13 Step 4. In addition to my GS pay, I also receive LEAP.

Prospectus Supplement (Sales Report) No. 3 dated August 18, 2009